Exhibit 4.1

Execution Version

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

INDENTURE

Dated as of November 25, 2009

Securing System Restoration Bonds

Table of Contents

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE		1

SECTION 1.01.	DEFINITIONS	1
SECTION 1.02.	INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT	2
SECTION 1.03.	RULES OF CONSTRUCTION	2

ARTICLE II THE BONDS		2

SECTION 2.01.	FORM	2
SECTION 2.02.	EXECUTION, AUTHENTICATION AND DELIVERY	3
SECTION 2.03.	DENOMINATIONS; OTHER TERMS	4
SECTION 2.04.	TEMPORARY BONDS	5
SECTION 2.05.	REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE	5
SECTION 2.06.	MUTILATED, DESTROYED, LOST OR STOLEN BONDS	6
SECTION 2.07.	PERSONS DEEMED OWNER	7
SECTION 2.08.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST; INTEREST ON OVERDUE PRINCIPAL AND PREMIUM, IF ANY; PRINCIPAL, PREMIUM AND INTEREST RIGHTS PRESERVED	7
SECTION 2.09.	CANCELLATION	8
SECTION 2.10.	AMOUNT; AUTHENTICATION AND DELIVERY OF BONDS	9
SECTION 2.11.	BOOK-ENTRY BONDS	12
SECTION 2.12.	NOTICES TO CLEARING AGENCY	13
SECTION 2.13.	DEFINITIVE BONDS	13

ARTICLE III COVENANTS		14

SECTION 3.01.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST	14
SECTION 3.02.	MAINTENANCE OF OFFICE OR AGENCY	14
SECTION 3.03.	MONEY FOR PAYMENTS TO BE HELD IN TRUST	15
SECTION 3.04.	EXISTENCE	16
SECTION 3.05.	PROTECTION OF TRUST ESTATE	16
SECTION 3.06.	OPINIONS AS TO TRUST ESTATE	17
SECTION 3.07.	PERFORMANCE OF OBLIGATIONS; COMMISSION FILINGS	17
SECTION 3.08.	NEGATIVE COVENANTS	19
SECTION 3.09.	ANNUAL STATEMENT AS TO COMPLIANCE	20
SECTION 3.10.	ISSUER MAY CONSOLIDATE, ETC	20
SECTION 3.11.	SUCCESSOR OR TRANSFEREE	21
SECTION 3.12.	NO OTHER BUSINESS	21
SECTION 3.13.	NO BORROWING	21
SECTION 3.14.	GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES	21

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EXHIBIT A	SERVICING CRITERIA TO BE ADDRESSED BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

APPENDIX A.	MASTER DEFINITIONS

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CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH

318, INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION(S)

Section 310(a)(1)	6.11

Section 310(a)(2)	6.11

Section 310(a)(3)	6.10(b)

Section 310(a)(4)	Not Applicable

Section 310(a)(5)	6.11

Section 310(b)	6.08, 6.11

Section 311(a)	6.12

Section 311(b)	6.12

Section 311(c)	Not Applicable

Section 312(a)	7.01, 7.02

Section 312(b)	7.02

Section 312(c)	7.02

Section 313(a)	7.04

Section 313(b)	7.04

Section 313(c)	7.04

Section 313(d)	7.04

Section 314(a)	3.09, 7.03

Section 314(b)(1)	2.10

Section 314(b)(2)	3.06

Section 314(c)(1)	11.01

Section 314(c)(2)	11.01

Section 314(c)(3)	11.02

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TRUST INDENTURE ACT SECTION	INDENTURE SECTION(S)

Section 314(d)	8.03, 8.04, 9.02

Section 314(e)	11.01

Section 315(a)	6.01. 6.02

Section 315(b)	6.05

Section 315(c)	6.01

Section 315(d)	6.01

Section 315(e)	5.13

Section 316(a)	5.11, 5.12

Section 316(a)(1)(A)	5.11

Section 316(a)(1)(B)	5.12

Section 316(a)(2)	Not Applicable

Section 316(b)	5.07

Section 316(c)	Not Addressed

Section 317(a)(1)	5.03

Section 317(a)(2)	5.03

Section 317(b)	3.03

Section 318(a)	11.08

NOTE: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE dated as of November 25, 2009, by and between CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as trustee (the “Trustee”).

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the Bonds, issuable as provided in this Indenture. The Bonds will be issued only under a separate Supplement to this Indenture, duly executed and delivered by the Issuer and the Trustee. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, each for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and each intending to be legally bound hereby.

The Bonds shall be non-recourse obligations and shall be secured by and payable solely out of the System Restoration Property and the other Trust Estate securing the Bonds. If and to the extent such System Restoration Property and the other Trust Estate are insufficient to pay all amounts owing with respect to the Bonds secured thereby, then, except as otherwise expressly provided herein, the Holders shall have no claim in respect of such insufficiency against the Issuer or any other Person, and the Holders, by their acceptance of such Bonds, waive any such claim.

All things necessary to (a) make the Bonds, when executed and duly issued by the Issuer and authenticated and delivered by the Trustee hereunder, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

In consideration of the foregoing, the Issuer and the Trustee agree as follows:

That under the Supplement, the Issuer will Grant to the Trustee a Lien on and trust interest in the property described therein (all such property, collectively, the “Trust Estate”). The Trust Estate shall secure the obligations of the Issuer as more particularly described in the Supplement.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Bonds are to be issued, countersigned, registered and delivered and the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of the Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined in this Indenture have the respective meanings set forth in Appendix A hereto unless the context otherwise requires.

SECTION 1.02. INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Each of the following TIA terms used in this Indenture has the following meaning:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.03. RULES OF CONSTRUCTION.

(i) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(ii) “including” means including without limitation;

(iii) with respect to terms defined in Appendix A hereto, the meanings shall be equally applicable to both the singular and plural forms of such terms and shall refer to either gender as may be appropriate;

(iv) unless otherwise specified, references herein to Sections or Articles are to Sections or Articles of this Indenture; and

(v) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE BONDS

SECTION 2.01. FORM. The Bonds and the Trustee’s certificate of authentication shall be in substantially the forms set forth in the Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Managers of the Issuer executing such Bonds, as evidenced by their execution of such Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond. Each Bond shall be dated the date of its authentication.

The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Managers of the Issuer executing such Bonds, as evidenced by their execution of such Bonds.

Each Bond shall bear upon its face the designation so selected for the Tranche to which it belongs. The terms of all Bonds of the same Tranche shall be the same.

Each Bond shall state that the Public Utility Regulatory Act provides that the State of Texas pledges “for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or except as permitted . . . [through the Transition Charge Adjustment Process] . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.”

SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Bonds shall be executed on behalf of the Issuer by a Manager. The signature of any such Manager on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signature of individuals who were at any time Managers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds.

The Trustee hereby appoints Deutsche Bank Trust Company Americas as authenticating agent to authenticate the Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed on behalf of the Issuer to the Trustee pursuant to an Issuer Order for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

If and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, a transfer or other agent appointed pursuant to Section 3.02 shall be authorized on behalf of the Trustee to execute and deliver such certificate of authentication.

SECTION 2.03. DENOMINATIONS; OTHER TERMS. The Bonds shall be issuable as registered Bonds in Authorized Denominations.

The Bonds shall be authorized by a Manager and the terms and provisions shall be set forth in the Supplement. The Bonds may, as provided in the Supplement, be issued in one or more Tranches, and shall be designated generally as the “Senior Secured System Restoration Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Bonds of any particular Tranche as a Manager of the Issuer may determine and as set forth in the Supplement.

The Bonds shall be created by the Supplement which shall specify the following matters:

(a) designation of the Bonds and, if applicable, the Tranches thereof;

(b) the aggregate initial principal amount of the Bonds and, if applicable, each Tranche thereof;

(c) the Bond Rate of the Bonds and, if applicable, each Tranche thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Bonds and each Tranche thereof;

(d) the Payment Dates for the Bonds and, if applicable, each Tranche thereof;

(e) the Expected Final Payment Date of the Bonds, and, if applicable, each Tranche thereof;

(f) the Final Maturity Date for the Bonds and, if applicable, the Tranche Final Maturity Date for each Tranche thereof;

(g) the Issuance Date for the Bonds;

(h) the Trust Estate;

(i) the place or places for payments with respect to the Bonds and, if applicable, each Tranche thereof;

(j) the Authorized Denominations for the Bonds and, if applicable, each Tranche thereof;

(k) the provisions, if any, for redemption of the Bonds by the Issuer and, if applicable, each Tranche thereof;

(l) whether the Bonds are to be Book-Entry Bonds and the extent to which Section 2.11 will apply;

(m) the Expected Amortization Schedule for the Bonds and, if applicable, each Tranche thereof;

(n) the Required Capital Amount with respect to the Bonds;

(o) the Calculation Dates and Adjustment Dates for the Bonds;

(p) the credit enhancement, if any, applicable to the Bonds and each Tranche thereof; and

(q) any other terms of the Bonds and each Tranche thereof that are not inconsistent with the provisions of this Indenture, the Financing Order or the System Restoration Amendments.

SECTION 2.04. TEMPORARY BONDS. Pending the preparation of definitive Bonds pursuant to Section 2.13, or by agreement of the purchasers of all Bonds or, in the case of Bonds held in a book-entry only system by a Clearing Agency, a Manager on behalf of the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced of the tenor of the definitive Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as a Manager executing such Bonds may determine, as evidenced by its execution of such Bonds.

If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay except where temporary Bonds are held by a Clearing Agency. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Tranche and initial principal amount of definitive Bonds in Authorized Denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds.

SECTION 2.05. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Bond Registrar shall provide for the registration of Bonds and the registration of transfers of Bonds. Deutsche Bank Trust Company Americas shall be Bond Registrar for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Bond Registrar.

If a Person other than the Trustee is appointed by the Issuer as Bond Registrar, the Issuer shall give the Trustee and any transfer, paying, or listing agent of the Issuer prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Trustee and any such agent shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Bond Registrar by a duly authorized officer thereof as to the names and addresses of the Holders of the Bonds and the principal amounts and number of such Bonds.

Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, a Manager on behalf of the Issuer shall execute, and the Trustee shall authenticate and the Bondholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Bonds in any Authorized Denominations (and Tranche) and aggregate outstanding principal amount.

All Bonds issued upon any registration of transfer of the Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer.

Every Bond presented or surrendered for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form set forth in the Supplement or such other form as is satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution in the form set forth in such Bond.

No service charge shall be made to a Holder for any registration of transfer of the Bonds (except as may be required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Bonds listed thereon), but, other than in respect of exchanges pursuant to Section 2.04 or 9.06 not involving any transfer, the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of the Bonds.

The preceding provisions of this Section notwithstanding, except to the extent otherwise required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Bonds listed thereon, the Issuer shall not be required to make, and the Bond Registrar need not register, transfers or exchanges of Bonds selected for redemption or transfers or exchanges of any Bond for a period of 15 days preceding the Final Maturity Date with respect to such Bond.

SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN BONDS. If (i) any mutilated Bond is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of written notice to the Issuer, the Bond Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, a Manager on behalf of the Issuer shall execute, and upon a Manager’s written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Tranche, tenor and initial principal amount in Authorized Denominations, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such replacement Bond was issued, or in respect of which such payment was made, presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

Upon the issuance of any replacement Bond under this Section, the Issuer or the Trustee may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 2.07. PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee, the Bond Registrar and any agent of the Issuer, the Bond Registrar or the Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of Principal of and premium, if any, and Interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Trustee, the Bond Registrar nor any agent of the Issuer, the Bond Registrar or the Trustee shall be affected by notice to the contrary.

SECTION 2.08. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST; INTEREST ON OVERDUE PRINCIPAL AND PREMIUM, IF ANY; PRINCIPAL, PREMIUM AND INTEREST RIGHTS PRESERVED.

(a) The Bonds shall accrue Interest as provided in the Supplement, at the applicable Bond Rate specified therein, and such Interest shall be payable on each Payment Date as specified therein. Any installment of Interest, principal or premium, if any, payable on any Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid, to such

Person’s address as it appears on the Bond Register on such Record Date, or in such other manner as may be provided in the Supplement, except that (i) upon application to the Trustee by any Holder owning Bonds of any Tranche in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained and specified by such Holder and (ii) with respect to Book-Entry Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable global Bond unless and until such global Bond is exchanged for definitive Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Bond on a Payment Date which shall be payable as provided in Section 2.08(b). The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b) The principal of each Bond Tranche shall be payable in installments on each Payment Date specified in the Expected Amortization Schedule included in the form of Bond attached to the Supplement, but only to the extent that moneys are available for such payment pursuant to Section 8.02; provided that installments of principal not paid when scheduled to be paid shall be paid upon receipt of moneys available for such purpose, in the manner set forth in the Expected Amortization Schedule. Failure to pay principal of each Bond Tranche in accordance with the Expected Amortization Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds of any Tranche shall be due and payable, if not previously paid (i) on the Final Maturity Date (or Tranche Final Maturity Date) therefor, (ii) on the date on which the Bonds have been declared immediately due and payable in accordance with Section 5.02 or (iii) on the Redemption Date, if any, therefor. The Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and Interest on such Bond will be paid. Such notice shall be mailed no later than five days prior to such Expected Final Payment Date and shall specify such Payment Date, the amount of such payment, and that such final installment of principal and premium, if any, will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment, which, so long as any Bonds are listed on the Luxembourg Stock Exchange, shall include the office of the paying agent in Luxembourg appointed pursuant to Section 3.02. Notices in connection with redemptions of Bonds shall be mailed to Bondholders as provided in Section 10.02.

(c) If the Issuer defaults in a payment of Interest on the Bonds, the Issuer shall pay defaulted Interest (plus Interest on such defaulted Interest at the applicable Bond Rate to the extent lawful) in any lawful manner. The Issuer may pay such defaulted Interest to the Persons who are Bondholders on a subsequent special record date, which date shall be at least fifteen Business Days prior to the special payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 10 days before any such special record date, the Issuer shall mail to each affected Bondholder a notice that states the special record date, the payment date and the amount of defaulted Interest to be paid.

SECTION 2.09. CANCELLATION. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Bonds have not been previously disposed of by the Trustee.

SECTION 2.10. AMOUNT; AUTHENTICATION AND DELIVERY OF BONDS. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture shall not exceed $664,859,000.

The Bonds created and established by the Supplement shall be executed by a Manager on behalf of the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon delivery to the Trustee at the Issuer’s expense of the following; provided, however, that except with respect to items (1), (4)(a)(i) and (4)(a)(v) below, compliance with the following conditions and delivery of the following documents shall be required only in connection with the original issuance of the Bonds:

(1) Issuer Action. An Issuer Order authorizing and directing the execution, authentication and delivery of the Bonds by the Trustee or the authenticating agent and specifying the principal amount of the Bonds to be authenticated.

(2) Authorizing Certificate. A certified resolution of the Managers authorizing the execution and delivery of the Supplement for the Bonds applied for and the execution, authentication and delivery of such Bonds.

(3) Supplement. A Supplement in form reasonably satisfactory to the Trustee for the Bonds being issued, which shall set forth the provisions and form of the Bonds (and each Tranche thereof).

(4) Certificates of the Issuer and the Seller.

(a) An Issuer Officer’s Certificate dated as of the Issuance Date, stating:

(i) that no Default has occurred and is continuing under this Indenture and that the issuance of the Bonds being issued will not result in any Default;

(ii) that the Issuer has not assigned any interest or participation in the Trust Estate, except for the Grant contained in the Supplement; that the Issuer has the power and authority to Grant the Trust Estate, and to Grant a security interest in and a Lien upon the Trust Estate, to the Trustee, free and clear of any other security interest, Liens, adverse claims and options; and that such security interest is a perfected security interest in all right, title and interest in and to the Trust Estate free and clear of any Lien, except the Lien of this Indenture;

(iii) that the Issuer has appointed an Independent registered public accounting firm contemplated in Section 8.05 and identifying such firm;

(iv) that attached thereto are duly executed, true and complete copies of the Sale Agreement, Servicing Agreement, Administration Agreement, and Intercreditor Agreement;

(v) that all filings with the PUCT pursuant to the Securitization Provisions and the Financing Order and all filings required under the Securitization Provisions and all UCC financing statements with respect to the Trust Estate that are required to be filed by the terms of the Financing Order, the Securitization Provisions, the Sale Agreement, the Servicing Agreement or this Indenture have been filed as required; and

(vi) that all conditions precedent provided in the Basic Documents relating to the authentication and delivery of the Bonds have been complied with.

(b) An Officer’s Certificate from the Seller, dated as of the Issuance Date, to the effect that:

(i) in the case of the System Restoration Property to be transferred to the Issuer on such date, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement, the Seller was the sole owner of the rights and interests under the Financing Order that will comprise the System Restoration Property upon transfer to the Issuer and such ownership interest was perfected; such System Restoration Property has been validly transferred and sold to the Issuer free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture) and such transfer is absolute, irrevocable and has been perfected; the Seller has the power and authority to own, sell and assign the rights and interests under the Financing Order that will comprise the System Restoration Property upon transfer to the Issuer; and the Seller has duly authorized such sale and assignment to the Issuer; and

(ii) the Financing Order creating such System Restoration Property attached to such certificate is in full force and effect and the copy of the Financing Order attached thereto is true and complete.

(5) Issuer Opinion of Counsel. An Issuer Opinion of Counsel, portions of which may be delivered by counsel for the Issuer and portions of which may be delivered by counsel for the Seller and/or the Servicer, dated as of the Issuance Date subject to customary qualifications, to the collective effect that (or, in the case of subsections (d), (e) and (f) below, in the form of):

(a) regarding the Financing Order, that (i) such Financing Order is final and non-appealable and in full force and effect and (ii) the Bonds being issued are authorized to be issued under the Financing Order;

(b) regarding the Issuer:

(i) the Issuer has the power and authority to execute and deliver the Supplement and this Indenture and to issue the Bonds being issued, each of the Supplement and this Indenture and such Bonds have been duly authorized, executed and delivered, and the Issuer is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization;

(ii) no authorization, approval or consent of any governmental body is required for the valid issuance, authentication or delivery of such Bonds, except for any such authorization, approval or consent as already has been obtained and such registrations as are required under the Blue Sky and securities laws of any State;

(iii) the Bonds being issued, when executed and authenticated in accordance with the provisions of the Indenture and delivered, will constitute valid and binding obligations of the Issuer except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) entitled to the benefits of the Indenture and the Supplement;

(iv) this Indenture (including the Supplement), the Sale Agreement, the Administration Agreement, the Servicing Agreement and the Intercreditor Agreement are valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) regarding the Seller, the Servicer, CenterPoint Houston and the Administrator: the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement, and the Administration Agreement are valid and binding agreements of the Seller, the Servicer, CenterPoint Houston and the Administrator, respectively (as to which any such Person is a party), enforceable against the Seller, the Servicer, CenterPoint Houston and the Administrator, respectively (as to which any such Person is a party), in accordance with their terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) in accordance with Section 9(k) of the Underwriting Agreement with respect to the sale and transfer of the System Restoration Property from the Seller to the Issuer;

(e) in accordance with Section 9(p) of the Underwriting Agreement with respect to the Grant of a security interest under the Public Utility Regulatory Act in the Trust Estate to the Trustee for the benefit of the Bondholders;

(f) in accordance with Section 9(o) of the Underwriting Agreement with respect to the Grant of a security interest under the UCC in the Trust Estate to the Trustee for the benefit of the Bondholders;

(g) the Indenture has been duly qualified under the Trust Indenture Act;

(h) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Trustee to authenticate and deliver the Bonds applied for and all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Bonds (unless waived in writing by the Trustee) have been complied with;

(i) the registration statement covering the Bonds is effective under the Securities Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act nor have proceedings therefor been instituted by the Commission;

(j) the Sale Agreement, the Servicing Agreement, and the Administration Agreement have been duly authorized, executed and delivered by the Seller, the Servicer, the Issuer and the Administrator, respectively (as to which any such Person is a party);

(k) the Intercreditor Agreement has been duly authorized, executed and delivered by CenterPoint Houston, the Servicer and the Issuer; and

(l) the Issuer is not now and, following the issuance of the Bonds will not be, required to be registered under the Investment Company Act of 1940, as amended.

(6) Reserved.

(7) Rating Agency Condition. The Trustee shall receive written confirmation from each Rating Agency that the Bonds will be rated as set forth in the Supplement.

(8) Required Capital Amount. Evidence satisfactory to the Trustee that the Required Capital Amount has been credited to the Capital Subaccount.

SECTION 2.11. BOOK-ENTRY BONDS. Unless otherwise specified in the Supplement, the Bonds, upon original issuance, will be issued in the form of a typewritten Bond or Bonds representing the Book-Entry Bonds, to be delivered to DTC, as the initial Clearing Agency, by, or on behalf of, the Issuer. Such Bond shall initially be registered on the Bond Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Bond Owner will receive a definitive Bond representing such Bond Owner’s interest in such Bond, except as provided in Section 2.13. Unless and until definitive, fully registered Bonds (the “Definitive Bonds”) replacing the Book-Entry Bonds have been issued to Bondholders pursuant to Section 2.13 or pursuant to the Supplement:

(a) the provisions of this Section shall be in full force and effect;

(b) the Bond Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of Principal of and premium, if any, and Interest on the Bonds and the giving of instructions or directions hereunder) as the sole Holder of the Bonds, and shall have no obligation to the Bond Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Bond Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Bond Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of Principal of and premium, if any, and Interest on the Bonds to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Bonds evidencing a specified percentage of the Outstanding Amount of the Bonds or Tranche thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Bond Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Bonds or such Tranche and has delivered such instructions to the Trustee.

SECTION 2.12. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Bondholders is required under this Indenture, unless and until Definitive Bonds shall have been issued to Bond Owners pursuant to Section 2.13 and the Supplement, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Bondholders to the Clearing Agency, and shall have no obligation to separately give such notices and communications to the Bond Owners.

SECTION 2.13. DEFINITIVE BONDS. If (i) the Clearing Agency or the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to any Book-Entry Tranche of the Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer advises the Trustee in writing that it elects to discontinue use of the book-entry-only transfers through the Clearing Agency with respect to any Tranche of the Bonds and to deliver certificated Bonds to the Clearing Agency or (iii) after the occurrence of an Event of Default, Bond Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Bonds maintained as Book-Entry Bonds advise the Issuer and, through the Clearing Agency, the Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Bond Owners, then the Trustee shall notify all affected Bond Owners and the Issuer of the occurrence of any such event and of the availability of Definitive Bonds to affected Bond Owners requesting the same. Upon surrender by the Clearing Agency to the Trustee of the typewritten Bond or Bonds representing the Book-Entry Bonds, accompanied by registration instructions, a Manager on behalf of the Issuer shall execute and the Trustee shall authenticate the Definitive Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Bond Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Bonds, the Trustee shall recognize the Holders of the Definitive Bonds as Bondholders.

Definitive Bonds will be transferable and exchangeable at the offices of the Bond Registrar or, with respect to any Bonds listed on the Luxembourg Stock Exchange, at the offices of the transfer agent appointed pursuant to the second paragraph of Section 3.02. With respect to any transfer of such listed Bonds, the new Definitive Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.

ARTICLE III

COVENANTS

SECTION 3.01. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Issuer will duly and punctually pay the Principal of and premium, if any, and Interest on the Bonds in accordance with the terms of the Bonds, this Indenture and the Supplement; provided that except on the Final Maturity Date, the Tranche Final Maturity Date or the Redemption Date for a Tranche of the Bonds or upon the acceleration of the Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the Principal of such Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code or other applicable tax laws by any Person from a payment to any Bondholder of Interest or Principal or premium, if any, shall be considered as having been paid by the Issuer to such Bondholder for all purposes of this Indenture.

SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, the City of New York or in Wilmington, Delaware, an office or agency where Bonds may be surrendered for registration of transfer and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer hereby initially appoints the Corporate Trust Office of Deutsche Bank Trust Company Americas in the Borough of Manhattan, the City of New York to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Holders and the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish such agent with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints Deutsche Bank Trust Company Americas as its agent to receive all such surrenders, notices and demands.

To the extent any of the Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, (i) the Issuer will maintain in Luxembourg (A) an office and a transfer agent where Bonds may be surrendered for registration of transfer, (B) an office and a listing agent where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served, and (C) an office and a paying agent where payments in respect of the Bonds may be made and (ii) any reference in this Indenture to the office or agency of the Issuer referred to in this Section 3.02 shall also refer to such offices, and the transfer, listing and paying agents, of the Issuer in Luxembourg, as applicable. The Issuer shall give the Trustee and any other agent appointed under this Section 3.02 written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

SECTION 3.03. MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in Section 8.02(a), all payments of Principal of, or premium and Interest on, the Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d) or (e) or Section 4.03 shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of the Bonds shall be paid over to the Issuer except as provided in this Section and in Section 8.02.

The Issuer hereby appoints Deutsche Bank Trust Company Americas as the Paying Agent hereunder and, in connection therewith the Paying Agent agrees that it will (and the Issuer shall cause any other Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and during such time as the Trustee acts as Paying Agent, it hereby so agrees that it will)), subject to the provisions of this Section:

(a) hold all sums held by it for the payment of Principal of, or premium or Interest on, the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Bonds) of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Bonds;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by the Paying Agent in trust for the payment of the Bonds if at any time the Paying Agent ceases to meet the standards required of Paying Agents at the time of its appointment; and

(e) comply with all requirements of the Code and other applicable tax laws with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount of Principal of, premium, if any, or Interest on any Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery by the Issuer of an Issuer Order; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04. EXISTENCE. Subject to Section 3.10, the Issuer shall keep in full effect its existence, rights and franchises as a statutory limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Trust Estate and each other instrument or agreement included in the Trust Estate.

SECTION 3.05. PROTECTION OF TRUST ESTATE. The Issuer shall from time to time execute and deliver, and file if required, all such supplements and amendments hereto and all such filings (including filings with the PUCT pursuant to the Financing Order or the Public Utility Regulatory Act), financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action reasonably necessary to:

(a) maintain and preserve the Grant, Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture, including the Supplement;

(c) enforce any of the Trust Estate;

(d) preserve and defend title to the Trust Estate and the rights of the Trustee and the Bondholders in the Trust Estate against the claims of all Persons and parties; or

(e) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

The Issuer hereby authorizes the Trustee to execute upon written direction any filing with the PUCT, financing statement, continuation statement or other instrument required to be filed pursuant to this Section.

SECTION 3.06. OPINIONS AS TO TRUST ESTATE. (a) On or before March 31 in each calendar year, while any Bonds are outstanding, beginning on March 31, 2010, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel stating that, in the opinion of such counsel, either (i) all necessary action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any Supplemental Indentures and any other requisite documents and, with respect to the execution and filing of any filings pursuant to the Public Utility Regulatory Act, the Financing Order or the UCC, financing statements and continuation statements as are necessary to maintain the Lien and security interest, and the first priority thereof, created by this Indenture and reciting the details of such action or (ii) no such action is necessary to maintain such Lien and security interest, and the first priority thereof. Such Issuer Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any Supplemental Indentures and any other requisite documents, and the execution and filing of any filings pursuant to the Public Utility Regulatory Act, the Financing Order or the UCC, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Grant, Lien and security interest of this Indenture until March 31 in the following calendar year.

(b) Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Trustee an Issuer Opinion of Counsel either (i) stating that, in the opinion of such counsel, all filings, including filings pursuant to the UCC, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the System Restoration Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

SECTION 3.07. PERFORMANCE OF OBLIGATIONS; COMMISSION FILINGS.

(a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under the Basic Documents and each other instrument or agreement included in the Trust Estate and (ii) shall not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such Basic Document, instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Basic Document, instrument or agreement, except, in each case, as expressly provided in such Basic Document or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Issuer Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Basic Documents and in all other instruments and agreements included in the Trust Estate.

(d) The Issuer shall file with the Commission such periodic reports, if any, as are required from time to time under Section 13 or Section 15(d) of the Exchange Act so long as any Bonds remain Outstanding, provided that the Issuer may deregister if allowed under the Commission’s rules and regulations. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, post on the website associated with the Servicer the following information in respect of the Bonds to the extent such information is reasonably available to the Issuer:

(i) the Final Prospectus for the Bonds;

(ii) a statement of System Restoration Charge remittances to the Trustee as of the most recent Payment Date;

(iii) a statement reporting the balance in the Collection Account and the balance in each subaccount of the Collection Account as of the most recent Payment Date;

(iv) a statement showing the balance of Outstanding Bonds that reflects the actual periodic payments made on the Bonds as of the most recent Payment Date;

(v) the Semiannual Servicer’s Certificate which is required to be submitted pursuant to the Servicing Agreement;

(vi) the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the Outstanding Bonds and the results of each true-up filing;

(vii) any credit ratings of the general mortgage bonds of the Servicer assigned by the Rating Agencies and, if no general mortgage bonds are outstanding, then the ratings on any other senior secured debt securities of the Servicer or, if no senior secured debt securities are outstanding, the ratings on any outstanding senior unsecured debt securities of the Servicer;

(viii) material legislative or regulatory developments directly relevant to the Outstanding Bonds;

(ix) a semi-annual statement affirming that, to the Issuer’s knowledge, in all material respects, for each materially significant REP, (A) each REP has been billed in compliance with the requirements outlined in the Financing Order; (B) each REP has made payments in compliance with the requirements outlined in the Financing Order; and (C) each REP satisfies the creditworthiness requirements of the Financing Order or describing the Servicer’s actions if (A), (B) or (C) has not occurred;

(x) any reports and other information that we are required to file with the SEC under the Exchange Act; and

(xi) a current organization chart for the Issuer and the Servicer (unless the Servicer is not related to the Issuer, in which case the Servicer shall post two separate organization charts), in each case disclosing the parents and material subsidiaries of the Issuer and the Servicer.

(e) The Issuer shall make all filings required under the Public Utility Regulatory Act relating to the transfer of the ownership or security interest in the System Restoration Property other than those required to be made by the Seller or any Servicer pursuant to the Basic Documents.

SECTION 3.08. NEGATIVE COVENANTS. So long as any Bonds are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture, any Supplemental Indenture, the Sale Agreement or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer or the Trust Estate, unless directed to do so by the Trustee in accordance with Article V;

(ii) terminate its existence, dissolve or liquidate in whole or in part, except as Section 3.10 permits;

(iii) claim any credit on, or make any deduction from the Principal or premium, if any, or Interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of taxes levied or assessed upon the Issuer or any part of the Trust Estate;

(iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Lien created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the Lien of this Indenture not to constitute a continuing valid first priority security interest in the Trust Estate;

(v) except as contemplated by this Indenture, any Supplemental Indenture, the Sale Agreement, or the Servicing Agreement, enter into any swap, hedge or other similar financial arrangement or sell, transfer, exchange or otherwise dispose of any of the Trust Estate unless directed to do so by the Trustee in accordance with this Indenture;

(vi) elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer; or

(vii) take any action that is the subject of a Rating Agency Condition if such action would result in a reduction or withdrawal of the then-current rating on any Outstanding Tranche of the Bonds.

SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (which, as of the date hereof, is the calendar year) commencing with the fiscal year 2009, an Issuer Officer’s Certificate (a copy of which the Issuer will deliver to each Rating Agency and the PUCT) stating, as to the Manager signing such Issuer Officer’s Certificate, that

(i) a review of the activities of the Issuer during such year (or relevant portion thereof) and of performance under this Indenture has been made under such Manager’s supervision; and

(ii) to the best of such Manager’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such fiscal year (or relevant portion thereof), or, if there has been a default in compliance with any such condition or covenant, describing each such default known to the Manager and the nature and status thereof.

SECTION 3.10. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Issuer shall not consolidate or merge with or into or convert into any other Person or sell substantially all of its assets to any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation, merger or conversion or to whom substantially all of such assets are sold shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Principal of and premium, if any, and Interest on all Outstanding Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Supplement or any other Supplemental Indentures;

(ii) the Person (if other than the Issuer) formed by or surviving such consolidation, merger or conversion or to whom substantially all of such assets are sold shall expressly assume all obligations and succeed to all rights of the Issuer under the Basic Documents to which the Issuer is a party (or under which the Issuer has rights) pursuant to an assignment and assumption agreement executed and delivered to the Trustee, in form satisfactory to the Trustee;

(iii) immediately after giving effect to such consolidation, merger, conversion or sale, no Default or Event of Default shall have occurred and be continuing;

(iv) prior notice to the Rating Agencies shall have been provided and the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conversion or sale;

(v) the Issuer shall have received an opinion of Independent counsel (and shall have delivered copies thereof to the Trustee) to the effect that such consolidation, merger, conversion or sale (a) will not have any material adverse tax consequence to the Issuer or any Bondholder, (b) complies with this Indenture and all of the conditions precedent herein relating to such transaction and (c) will result in the Trustee maintaining a continuing valid first priority perfected security interest in the Trust Estate;

(vi) none of the System Restoration Property, the Financing Order or the Issuer’s rights under the Public Utility Regulatory Act or the Financing Order shall be impaired thereby; and

(vii) any action as is necessary to maintain the Lien created by this Indenture shall have been taken.

SECTION 3.11. SUCCESSOR OR TRANSFEREE.

(a) Upon any consolidation, merger or conversion of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation, merger or conversion (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Except for such obligations set forth in Section 6.07, upon any sale by the Issuer of substantially all of its assets in a sale which complies with Section 3.10, immediately upon the delivery of written notice to the Trustee from the Person acquiring such assets stating that the Issuer is to be so released, the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Bonds and from every covenant and agreement of the Basic Documents to be observed or performed on the part of the Issuer.

SECTION 3.12. NO OTHER BUSINESS. The Issuer shall not engage in any business other than purchasing and owning the System Restoration Property provided for in the Financing Order issued by the PUCT, issuing system restoration bonds provided for in the Supplement, pledging its interest in the Trust Estate to the Trustee under this Indenture in order to secure the Issuer’s obligations as set forth in the Supplement, entering into and performing under the Basic Documents relating to the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes or are incidental thereto.

SECTION 3.13. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds except as contemplated by the Basic Documents.

SECTION 3.14. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person other than any Eligible Investments.

SECTION 3.15. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personality) other than the System Restoration Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement.

SECTION 3.16. RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in, or ownership security of, the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that if no Event of Default shall have occurred and be continuing, the Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(d) or which are not otherwise subject to the Lien of this Indenture to the extent that such distributions would not cause the book value of the remaining equity in the Issuer to decline below 0.5% or such higher percentage as has been legally required of the original principal amount of the Bonds which remain outstanding. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

SECTION 3.17. NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to deliver to the Trustee, the PUCT, the Rating Agencies and, to the extent the rules and regulations of the Luxembourg Stock Exchange so require, any agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02 written notice in the form of an Issuer Officer’s Certificate of any Default or Event of Default hereunder or under any of the Basic Documents, its status and what action the Issuer is taking or proposes to take with respect thereto within five Business Days after the occurrence thereof.

SECTION 3.18. INTENTIONALLY OMITTED.

SECTION 3.19. INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by an Independent registered public accounting firm, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and an Independent registered public accounting firm, all at such reasonable times and as often as may be reasonably requested. The Trustee shall hold and shall cause its representatives to hold, in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 3.20. SALE AGREEMENT, INTERCREDITOR AGREEMENT, ADMINISTRATION AGREEMENT AND SERVICING AGREEMENT COVENANTS.

(a) The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement and to compel or secure the performance and observance by the Seller, the Administrator, the Servicer and CenterPoint Houston of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.20(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.

(b) If an Event of Default occurs and is continuing, the Trustee may, and at the direction (which direction shall be in writing) of the holders of a majority of the Outstanding Amount of the Bonds of all Tranches affected thereby shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, CenterPoint Houston, the Administrator and the Servicer, as the case may be, under or in connection with the Administration Agreement and the Sale Agreement, Intercreditor Agreement and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, CenterPoint Houston, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Administration Agreement and the Sale Agreement, Intercreditor Agreement and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

(c) Except as set forth in Section 3.20(e) of this Indenture, with the prior written consent of the Trustee and the consent of the PUCT pursuant to Section 9.07 if the amendment increases ongoing qualified costs as defined in the Financing Order, the Administration Agreement, the Sale Agreement, Intercreditor Agreement (except that any amendment to the Intercreditor Agreement shall not require the consent of the PUCT) and Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Bondholders; provided that such amendment shall not adversely affect the interest of any Bondholder in any material respect.

(d) Except as set forth in Section 3.20(e) of this Indenture, if the Issuer, the Seller, CenterPoint Houston, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Administration Agreement or the Sale Agreement, Intercreditor Agreement or Servicing Agreement, or waive timely performance or observance by the Administrator, the Seller, CenterPoint Houston or the Servicer under the Administration Agreement or the Sale Agreement, Intercreditor Agreement or Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of Bondholders, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and, upon receipt of notification regarding whether the Rating Agency Condition has been satisfied, shall notify the Trustee, the Paying Agent, the Bond Registrar and the PUCT

in writing, and the Trustee shall notify the Bondholders, of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto. The Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only with the prior written consent of the holders of a majority of the Outstanding Amount of the Bonds of the Tranches materially and adversely affected thereby and, if the proposed amendment, modification, waiver, supplement, termination or surrender would increase ongoing qualified costs as defined in the Financing Order, the consent of the PUCT pursuant to Section 9.07 other than with respect to the Intercreditor Agreement. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. For so long as any of the Bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice of such proposed action will be published by an agent to be appointed by the Issuer in accordance with such rules promptly following its effectiveness.

(e) If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, supplement, termination, waiver or surrender of, the System Restoration Charge Adjustment Process, the Issuer shall notify the PUCT, the Trustee, the Paying Agent and the Bond Registrar thereof in writing and the Trustee shall notify the Bondholders of such proposal and the Trustee shall consent thereto only with the consent of the PUCT pursuant to Section 9.07 and the prior written consent of the holders of a majority of the Outstanding Amount of Bonds or Tranches materially and adversely affected thereby and only if the Rating Agency Condition has been satisfied with respect thereto.

(f) Promptly following a default by the Seller under the Sale Agreement, by CenterPoint Houston or any successor to CenterPoint Houston under the Intercreditor Agreement, by the Administrator under the Administration Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Trustee may request to compel or secure the performance and observance by each of the Seller, CenterPoint Houston, the Administrator or the Servicer of their obligations under and in accordance with the Sale Agreement, Intercreditor Agreement, Administration Agreement or Servicing Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Trustee, including the transmission of notices of any default by the Seller, CenterPoint Houston, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, Intercreditor Agreement, Administration Agreement or Servicing Agreement, as applicable.

(g) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall (i) promptly give written notice thereof to the Trustee, the PUCT, the Paying Agent, the Bond Registrar and the Rating Agencies, (ii) specify in such notice the action, if any, the Issuer is taking with respect to such default and (iii) take such reasonable steps as are available to it to remedy such defaults or shall take such actions as shall have been directed by the Trustee, as the case may be, provided that, notwithstanding the foregoing, the Issuer shall not take any action to terminate the Servicer’s rights and powers under the Servicing Agreement unless a Servicer Default shall have occurred and be continuing, and the Trustee shall not direct the Issuer to take such action unless a Servicer Default shall have occurred and be continuing.

(h) As promptly as possible after the giving of notice of termination to the Servicer, the PUCT and the Rating Agencies of the Servicer’s rights and powers pursuant to that Servicing Agreement, the Trustee upon the written direction of the majority of the Outstanding Amount of the Bonds and subject to the provisions of the related Intercreditor Agreement shall appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements set forth in the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in that Servicing Agreement and in the Financing Order, and in accordance with that Servicing Agreement and the Financing Order, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the System Restoration Property (such agreement to be in form and substance satisfactory to the Trustee).

(i) Upon termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify the Issuer, the PUCT, the Bondholders and the Rating Agencies in writing of such termination. As soon as a Successor Servicer is appointed, the Issuer shall notify the Trustee, the PUCT, the Bondholders, the Paying Agent, the Bond Registrar and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

SECTION 3.21. TAXES.

(a) So long as any of the Bonds is outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Trust Estate.

(b) For so long as the Servicer and Issuer are each disregarded as an entity separate from CenterPoint Energy, Inc., a Texas corporation (“CenterPoint Energy”), under U.S. Treasury Regulations §§ 301.7701-2 and -3, each Bond Owner, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of CenterPoint Energy for federal income (and, to the extent applicable, state and local income and franchise) tax purposes unless otherwise required by appropriate taxing authorities. For any time period other than that in which the Servicer and Issuer are each disregarded as an entity separate from CenterPoint Energy or to the extent the appropriate taxing authorities require a tax treatment contrary to that described in the preceding sentence, each Bond Owner agrees to treat such Bond as indebtedness of the Issuer or such other party as is required by the appropriate taxing authority. For purposes other than federal income (and, to the extent applicable, state and local income and franchise) tax purposes, each Bond Owner is looking to the Issuer for payment of the amounts due and payable hereunder.

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE.

(a) The Bonds, all moneys payable with respect thereto and this Indenture shall cease to be of further effect and the Lien hereunder shall be released, Interest shall cease to accrue on the Bonds and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds, when

(A) either

(1) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

(2) the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee cash, in trust for such purpose, in an amount sufficient to make payments of Principal of and, premium, if any, and Interest on the Bonds and to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee;

(B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(C) the Issuer has delivered to the Trustee an Issuer Officer’s Certificate, an Issuer Opinion of Counsel and (if required by the TIA or the Trustee) an Independent Certificate from an Independent registered public accounting firm, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Bonds have been complied with.

(b) Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.05, 3.06 (other than with respect to the Defeasance Subaccounts and all funds and U.S. Government Obligations therein), 3.07(a), (b) and (c), 3.08, 3.10, 3.16 and 3.19 and the operation of Section 5.01(iii) (other than with respect to the Defeasance Subaccount and U.S. Government Obligations therein) (“Covenant Defeasance Option”) with respect to the Bonds. The Issuer may exercise the Legal Defeasance Option with respect to the Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Bonds may not be (a) accelerated because of an Event of Default or (b) except as provided in Section 4.02, redeemed. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default specified in Section 5.01(iii).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Bonds, the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c) Notwithstanding Sections 4.01(a) and (b) above, (i) rights of registration of transfer and exchange, (ii) rights of substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of Principal, premium, if any, and Interest, but only from the amounts deposited with the Trustee for such payments, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.03) and (vi) the rights of Bondholders under this Indenture with respect to the property deposited with the Trustee payable to all or any of them, shall survive until the Bonds as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) and have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 shall survive.

SECTION 4.02. CONDITIONS TO DEFEASANCE. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Bonds only if:

(a) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee cash or U.S. Government Obligations for the payment of Principal of and premium, if any, and Interest on the Bonds to the Expected Payment Date or Redemption Date therefor, as applicable, and all other amounts due and payable hereunder, such deposit to be made in the Defeasance Subaccount for the Bonds;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized Independent registered public accounting firm expressing its opinion that the payments of Principal and Interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Bonds (i) subject to clause (ii), Principal in accordance with the Expected Amortization Schedule therefor, (ii) if the Bonds are to be redeemed, the redemption price therefor on the Redemption Date therefor and (iii) Interest when due;

(c) in the case of the Legal Defeasance Option, the expiration of 95 days after the deposit is made and during such 95-day period no Default specified in Section 5.01(iv) or (v) shall have occurred and be continuing at the end of the period; provided, however, that in determining whether a default under Section 5.01(iv) has occurred, the requirement that the decree or order shall remain unstayed and in effect for 90 days shall be disregarded;

(d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e) in the case of the Legal Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(f) in the case of the Covenant Defeasance Option, the Issuer delivers to the Trustee an Issuer Opinion of Counsel to the effect that the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(g) the Issuer delivers to the Trustee an Issuer Officer’s Certificate and an Issuer Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Bonds to the extent contemplated by this Article IV have been complied with;

(h) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that (i) in a case under the Bankruptcy Code in which CenterPoint Houston (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited cash or U.S. Government Obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. Government Obligations); and (ii) in the event CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. Government Obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of CenterPoint Houston (or any of its Affiliates, other than the Issuer, that deposited the cash or U.S. Government Obligations), and

(i) the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02 to the contrary, no delivery of cash or U.S. Government Obligations to the Trustee under this Section shall terminate any obligations of the Issuer under this Indenture with respect to any Bonds which are to be redeemed prior to the Expected Final Payment Date therefor until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with the provisions of this Indenture or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable written instructions to give, in the manner and at the times prescribed herein, notice of redemption.

SECTION 4.03. APPLICATION OF TRUST MONEY. All moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 hereof with respect to the Bonds shall be held in trust in the Defeasance Subaccount and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal, premium, if any, and Interest. Such moneys shall be segregated and held apart solely for paying such Bonds and such Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Bonds.

SECTION 4.04. REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture or the Intercreditor Agreement with respect to such Bonds shall, upon written demand of the Issuer, be paid to the Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01. EVENTS OF DEFAULT. “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of any Interest on any Bond when the same becomes due and payable and the continuation of such default for five Business Days;

(ii) default in the payment of the then unpaid Principal of any Bond on the Final Maturity Date or any Tranche on the Tranche Final Maturity Date for such Tranche;

(iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with in clause (i) or (ii) above), or any representation or warranty of the Issuer made herein or therein or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when made and any such default shall continue or not be cured, for a period of 30 days after the earlier of (A) there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (B) the date the Issuer has knowledge of the default;

(iv) the filing of a decree or order for relief by a court having jurisdiction in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or its property or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(v) the commencement by the Issuer of a voluntary case or Proceeding under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing;

(vi) any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Public Utility Regulatory Act, including the failure of the PUCT to implement the statutorily guaranteed true-up mechanism in accordance with the Financing Order; or

(vii) any other event designated as an Event of Default in the Supplement.

SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default other than an Event of Default under Section 5.01(vi) occurs and is continuing, then and in every such case either the Trustee or the Holders holding not less than a majority of the Outstanding Amount of the Bonds may, but need not, declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders holding not less than a majority of the Outstanding Amount of the Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee, for deposit in the General Subaccount of the Collection Account, a sum sufficient to pay

(A) all payments of Principal of and premium, if any, and Interest on all Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon such Bonds as if the Event of Default giving rise to such acceleration had not occurred and was not continuing; and

(B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(ii) all Events of Default other than the nonpayment of the Principal of the Bonds that has become due solely by such acceleration have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

(a) The Issuer covenants that if (i) Default is made in the payment of any Interest on any Bond when such Interest becomes due and payable and such Default continues for five Business Days, (ii) Default is made in the payment of the then unpaid Principal of any Bond on the Final Maturity Date or Tranche Final Maturity Date, as applicable, therefor, or (iii) Default is made in the payment of the redemption price for any Bond on the Redemption Date therefor, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Bonds, such amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and the whole amount then due and payable on such Bonds for Principal, premium, if any, and Interest, with interest upon the overdue Principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of Interest, at the respective Bond Rate for the applicable Tranche.

(b) In case the Issuer shall fail forthwith to pay the amounts specified in Section 5.03(a) upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Bonds and collect in the manner provided by law out of the Trust Estate and the proceeds thereof, the whole amount then due and payable on the Bonds for Principal, premium, if any, and Interest, with interest upon the overdue Principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of Interest, at the respective rate borne by the Bonds or the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(c) If an Event of Default other than the Event of Default described in Section 5.01(vi) occurs and is continuing, the Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Bondholders materially and adversely affected by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law, including foreclosing or otherwise enforcing the Lien on the Trust Estate securing the Bonds or applying to the PUCT or a court of competent jurisdiction for sequestration of revenues arising with respect to such System Restoration Property.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Bonds, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered to the extent permitted by applicable law, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of Principal, premium, if any, and Interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Bondholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Trustee on their behalf;

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of the Bonds allowed in any judicial Proceedings relative to the Issuer, its creditors and its property; and

(v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter,

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under the Bonds, may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds.

(g) In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

SECTION 5.04. REMEDIES; PRIORITIES. (a) If an Event of Default other than the Event of Default described in Section 5.01(vi) occurs and is continuing, the Trustee (subject to Section 5.11) shall do one or more of the following at the written direction of the holders of a majority of the Outstanding Amount of the Bonds or may do one or more of the following in reliance upon Sections 6.01 and 6.02 of this Indenture (subject, in either event, to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer or the Servicer moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC or Section 39.309(f) of the Public Utility Regulatory Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Bonds;

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

(v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Administrator, the Seller, CenterPoint Houston and the Servicer under or in connection with, and pursuant to the terms of, the Administration Agreement or the Sale Agreement, Intercreditor Agreement or Servicing Agreement;

provided, however, that the Trustee may not sell or otherwise liquidate any portion of the Trust Estate following an Event of Default unless the Final Payment Date of the Bonds has occurred or the Bonds have been declared due and payable and (A) the Holders of 100% of the Outstanding Amount of the Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Bondholders are sufficient to discharge in full all amounts upon such Bonds for Principal, premium, if any, and Interest on all Outstanding Bonds or (C) the Trustee determines that the Trust Estate will not continue to provide sufficient funds for all payments on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Trustee obtains the written consent of Holders of 66- 2/3% of the Outstanding Amount of the Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking firm or Independent registered public accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

If an Event of Default occurs and is continuing, the amounts on deposit in the Collection Account shall continue to be distributed in accordance with Sections 8.02(d) and (e).

(b) If an Event of Default under Section 5.01(vi) occurs and is continuing, the Trustee, for the benefit of the Bondholders but subject to Section 6.01(g), shall be entitled and empowered to the extent permitted by applicable law to institute or participate in Proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas in Section 39.310 of the Public Utility Regulatory Act and to collect any monetary damages incurred by the Bondholders or the Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(vi).

(c) If the Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(d) and (e).

SECTION 5.05. OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the

Trustee may, but need not, elect, as provided in Section 5.11(iii), to maintain possession of the Trust Estate in accordance with Section 5.04(a). It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of Principal of and premium, if any, and Interest on the Bonds, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate or sell or liquidate the same. In determining whether to maintain possession of the Trust Estate or sell or liquidate the same, the Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.06. LIMITATION OF PROCEEDINGS. No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 39.309(f) of the Public Utility Regulatory Act, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than a majority of the Outstanding Amount of the Bonds have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Bonds,

it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Bonds, each representing less than a majority of the Outstanding Amount of the Bonds, the Trustee may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07. UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, and shall not be impaired without the consent of each such Holder, (a) to receive payment of (i)

the Interest, if any, on such Bond on or after the due dates thereof expressed in such Bond or in this Indenture, (ii) the unpaid Principal, if any, of such Bonds on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid Principal, if any, of and premium, if any, and Interest, if any, on such Bond on or after the Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10. DELAY OR OMISSION NOT A WAIVER. No delay or omission by the Trustee or any Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

SECTION 5.11. CONTROL BY BONDHOLDERS. The Majority Holders (or, if less than all Tranches are affected, the Holders of a majority of the Outstanding Amount of the Bonds of the affected Tranche or Tranches) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Bonds (or the Bonds of such affected Tranche or Tranches) or exercising any trust or power conferred on the Trustee with respect to the Bonds (or the Bonds of such affected Tranche or Tranches); provided that

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) any direction to the Trustee to sell or liquidate the Trust Estate shall be by the Holders of the Bonds representing not less than 100% of the Outstanding Amount of the Bonds;

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section and elects not to sell or liquidate the same, then any direction to the Trustee by Holders of the Bonds representing less than 100% of the Outstanding Amount of the Bonds to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability for which it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request. The Trustee also need not take any action that it determines might materially and adversely affect the rights of any Bondholders not consenting to such action.

SECTION 5.12. WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Bonds or Tranche affected as provided in Section 5.02, the Holders of a majority of the Outstanding Amount of the Bonds or Tranche affected thereby, by written notice to the Trustee, may waive any past Default or Event of Default and its consequences except a Default (i) in payment of Principal of or premium, if any, or Interest on any of the Bonds or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond or Tranche affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of (i) Interest on any Bond on or after the due dates expressed in such Bond and in this Indenture, (ii) the unpaid Principal, if any, of any Bond on or after the Final Maturity Date or Tranche Final Maturity Date, or (iii) in the case of redemption, the unpaid Principal of and premium, if any, and Interest on any Bond on or after the Redemption Date therefor.

SECTION 5.14. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15. ACTION ON BONDS. The Trustee’s right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the other assets of the Issuer.

ARTICLE VI

THE TRUSTEE

SECTION 6.01. DUTIES AND LIABILITIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee is hereby authorized and undertakes to execute, deliver and perform the Basic Documents to the extent called for by such documents and otherwise to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection (c) does not limit the effect of subsection (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 6.01.

(e) The Trustee shall not be liable for interest on any money received by it except as provided in this Indenture.

(f) Money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law or the terms of this Indenture, the Administration Agreement or the Sale Agreement, Intercreditor Agreement or Servicing Agreement.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayments of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

(i) Under no circumstances shall the Trustee be liable for any indebtedness of the Issuer, the Seller, the Administrator or the Servicer evidenced by or arising under the Bonds or any Basic Document.

(j) On or before March 15th of each fiscal year ending December 31, and for so long as the Issuer is required to file periodic reports with the Commission under Section 13 or Section 15(d) of the Exchange Act, the Trustee shall (i) deliver, at the expense of the Issuer, to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Trustee) regarding the Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit A hereto as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Trustee and delivered pursuant to clause (i) of this subsection (j).

SECTION 6.02. RIGHTS OF TRUSTEE.

(a) The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting in accordance with any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Issuer Officer’s Certificate or an Issuer Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Issuer Officer’s Certificate or an Issuer Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it thereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

(g) In the event that the Trustee is also acting in the capacity of Paying Agent or Bond Registrar hereunder, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Paying Agent or Bond Registrar.

SECTION 6.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04. TRUSTEE’S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Bonds. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Bonds, and the Trustee shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Trustee’s certificate of authentication. The Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Bonds (other than the certificate of authentication for the Bonds) or the Basic Documents and the Trustee shall in no event assume or incur any liability, duty or obligation to any Holder of a Bond, other than as expressly provided for in this Indenture. The Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, the Administrator, the Servicer or any Manager under any Basic Document or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Issuer.

SECTION 6.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing with respect to the Bonds and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to the PUCT, each Rating Agency and to each Holder of the Bonds notice of the Default within 10 Business Days after it is actually known to a Responsible Officer of the Trustee. Except in the case of a Default in payment of Principal of or premium, if any, or Interest on any Bond, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of Bondholders.

SECTION 6.06. REPORTS BY TRUSTEE TO HOLDERS.

(a) If applicable and so long as Bonds are Outstanding, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Bond Registrar or, in its absence or failure the Paying Agent, shall deliver to each relevant current or former Holder of Bonds such information as may be required to enable such Holder to prepare its federal and State income tax returns.

(b) With respect to each Tranche of the Bonds, on or prior to each Payment Date therefor, upon receipt by the Trustee from the Servicer of the “Semiannual Servicer’s Certificate,” the form of which is attached to the Servicing Agreement as Exhibit A, the Bond Registrar or, in its absence or failure the Paying Agent, shall deliver such Semiannual Servicer’s Certificate to each Holder of Bonds, which will include (to the extent applicable) the following information (and any other information so specified in the Supplement) as to the Bonds and Tranche with respect to such Payment Date or the period since the previous Payment Date, as applicable:

(i) the amount to be paid to Holders of the Bonds and Tranche in respect of Principal, such amount also to be expressed as a dollar amount per thousand;

(ii) the amount to be paid to Holders of the Bonds and Tranche in respect of Interest, such amount also to be expressed as a dollar amount per thousand;

(iii) the Bond Balance, after giving effect to the payments to be made on such Payment Date, and the Projected Bond Balance, in each case for such Tranche and as of such Payment Date;

(iv) the amount on deposit in the Capital Subaccount as of such Payment Date;

(v) the amount, if any, on deposit in the Excess Funds Subaccount as of such Payment Date;

(vi) the amount to be paid to the Trustee on such Payment Date;

(vii) the amount to be paid to the Servicer on such Payment Date; and

(viii) any other transfers and payments made pursuant to this Indenture.

(c) If any Bonds are listed on the Luxembourg Stock Exchange and rules of such exchange so require, the Issuer’s listing agent shall arrange for publication in accordance with such rules a notice that such certificate shall be available with the Issuer’s listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

(d) The Bond Registrar’s or Paying Agent’s responsibility for disbursing the information described in subsection (b) above to Holders of the Bonds is limited to the availability, timeliness and accuracy of the information provided by the Servicer pursuant to Sections 3, 4 and Annex 1 of the Servicing Agreement and pursuant to the Intercreditor Agreement.

SECTION 6.07. COMPENSATION AND INDEMNITY. Subject in all respects to the provisions of Article VIII hereof, the Issuer shall pay to the Trustee from time to time reasonable compensation for its services as set forth in the fee schedule between the Trustee and CenterPoint Houston dated October 28, 2009. To the extent permitted by law, the Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents from and against any and all Losses or other amounts whatsoever (including reasonable counsel fees and expenses) directly or indirectly incurred by the Trustee in connection with the administration of this trust, the enforcement of this trust and all of the Trustee’s rights, powers and duties under this Indenture (including this Section 6.07) and the performance by the Trustee of the duties and obligations of the Trustee under or pursuant to this Indenture, the Administration Agreement and the Sale Agreement, Servicing Agreement and Intercreditor Agreement and any document related thereto; provided, however, that notwithstanding the foregoing, the failure to pay to the Trustee by the Issuer (including without limitation from Collections deposited into the Collection Account or through the System Restoration Charge Adjustment Process) any amounts in respect of indemnification hereunder in excess of an aggregate amount equal to any Indemnity Amounts payable to the Trustee in accordance with Section 8.02(d) of this Indenture shall not constitute a Default or Event of Default under Section 5.01 of this Indenture. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing, the Issuer need not reimburse any expense or indemnify against any Loss incurred by the Trustee (i) through the Trustee’s own willful misconduct, negligence or bad faith or (ii) to the extent the Trustee was reimbursed for or indemnified against any such Loss by the Seller or the Servicer pursuant to the Administration Agreement or the Sale Agreement, Intercreditor Agreement or Servicing Agreement. The obligations of the Issuer under this Section shall survive the termination of this Agreement and the earlier resignation or removal of the Trustee.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

SECTION 6.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time upon 30 days’ written notice to the Issuer. The Issuer shall remove the Trustee by written notice if:

(i) the Trustee fails to comply with Section 6.11;

(ii) the Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property;

(iv) the Trustee otherwise becomes incapable of acting; or

(v) the Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Trustee and necessary for the Issuer or CenterPoint Houston or its parent entity to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Trustee’s mutual satisfaction within a reasonable period of time.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “Retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

In addition, the Majority Holders may remove the Trustee by so notifying the Issuer and the Trustee in writing and such Holders may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement. No resignation or removal of the Trustee will become effective until the acceptance of the appointment by a successor Trustee. The successor Trustee shall mail a notice of its succession to the Bondholders. The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 60 days after the Retiring Trustee resigns or is removed, the Retiring Trustee at the expense of the Issuer, the Issuer or the Majority Holders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.11, any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the Retiring Trustee.

SECTION 6.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act, be the successor Trustee. Notice of any such event shall be promptly given to the PUCT and to each Rating Agency by the successor Trustee and any agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any Retiring Trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any Retiring Trustee hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force and effect granted by the Bonds or by this Indenture and this force and effect shall be equal to any certificate issued by the Trustee.

SECTION 6.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. Notice of any such appointment shall be promptly given to each Rating Agency and the PUCT by the Trustee.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11. ELIGIBILITY; DISQUALIFICATION. The Trustee and any co-trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and (a)(5) and Section 26(a)(1) of the Investment Company Act of 1940, as amended. In addition, the Trustee and any co-trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of “Baa3” or better by Moody’s, “BBB-” or better by S&P and, if Fitch provides a rating thereon, “BBB-” or better by Fitch. The Trustee and any co-trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

(a) the Trustee is a banking corporation validly existing in good standing under the laws of the State of New York; and

(b) the Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and all the Basic Documents to which the Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and such Basic Documents.

SECTION 6.14. RIGHTS OF THE AUTHENTICATING AGENT, BOND REGISTRAR AND PAYING AGENT.

(a) Each of the authenticating agent, Bond Registrar and Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. The authenticating agent, Bond Registrar and Paying Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture or be a trustee for or have any fiduciary obligation to any party hereto.

(b) In the absence of bad faith on the part of the authenticating agent, Bond Registrar or Paying Agent, respectively, such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Indenture.

(c) None of the authenticating agent, Bond Registrar and Paying Agent shall be liable for any error of judgment made in good faith by an officer or officers of that party, unless it shall be conclusively determined by a court of competent jurisdiction that such party was negligent.

(d) None of the authenticating agent, Bond Registrar or Paying Agent shall be liable with respect to any action taken or omitted to be taken by that party in good faith in accordance with any direction of the Issuer or the Trustee given under this Indenture.

(e) None of the provisions of this Indenture shall require any of the authenticating agent, Bond Registrar or Paying Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) Each of the authenticating agent, Bond Registrar and Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) Each of the authenticating agent, Bond Registrar and Paying Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by that party hereunder in good faith and in accordance with such advice or opinion of counsel.

(h) None of the authenticating agent, Bond Registrar or Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(i) None of the authenticating agent, Bond Registrar or Paying Agent shall have any obligation to invest and reinvest any cash held in the accounts in the absence of timely and specific written investment direction from the Issuer or, with respect to any REP Deposit Account, the REP or the Servicer. In no event shall any of the authenticating agent, Bond Registrar or Paying Agent be liable for the selection of investments or for investment losses incurred thereon. None of the authenticating agent, Bond Registrar or Paying Agent shall have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

(j) Each of the authenticating agent, Bond Registrar and Paying Agent may at any time resign by giving 30 days’ written notice of resignation to the Issuer and the Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning party from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the Issuer, the Trustee, the resigning party and the successor. If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning party may petition any court of competent jurisdiction for the appointment of a successor.

(k) Any corporation into which any of the authenticating agent, Bond Registrar or Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the authenticating agent, Bond Registrar or Paying Agent, respectively, shall be a party, or any corporation succeeding to the business of the authenticating agent, Bond Registrar or Paying Agent, respectively, shall be the successor of the authenticating agent, Bond Registrar or Paying Agent, respectively, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(l) The Issuer shall indemnify, defend and hold harmless each of the authenticating agent, Bond Registrar and Paying Agent and its respective officers, directors, employees, representatives and agents, from and against and reimburse each such party for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against such party directly or indirectly relating to, or arising from, claims against such party by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by such party’s willful misconduct, negligence or bad faith. The provisions of this Section 6.14(l) shall survive the termination of this Agreement or the earlier resignation or removal of the authenticating agent, Bond Registrar or Paying Agent, as applicable.

SECTION 6.15. COMPLIANCE WITH APPLICABLE ANTI-TERRORISM AND MONEY LAUNDERING REGULATIONS. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Issuer agrees to provide to the Trustee, upon its reasonable request from time to time such identifying information and documentation as may be available to it in order to enable the Trustee to comply with Applicable Law.

ARTICLE VII

BONDHOLDERS’ LISTS AND REPORTS

SECTION 7.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF BONDHOLDERS. The Issuer shall furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) six months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and in the event the Trustee is acting as the Bond Registrar the addresses of the Holders of the Bonds as of such Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished. In addition, the Issuer shall furnish such list to any listing, transfer or paying agent appointed under the second paragraph of Section 3.02 to the extent such information is required by the rules and regulations of the Luxembourg Stock Exchange.

SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO BONDHOLDERS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Bonds received by the Trustee in its capacity as Bond Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Bondholders may communicate with other Bondholders pursuant to Section 312(b) of the TIA, with respect to their rights under this Indenture or under the Bonds. In addition, upon the written request of any Holder or group of Holders of Bonds, each of whom has held its Bonds for at least six months, the Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders of the Bonds, for purposes of communicating with other Holders with respect to their rights hereunder. The Trustee may elect not to afford the requesting Holders access to the list of Holders of the Bonds if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Holders, to all Holders of the Bonds.

(c) The Issuer, the Trustee and the Bond Registrar shall have the protection of Section 312(c) of the TIA.

SECTION 7.03. REPORTS BY ISSUER.

(a) The Issuer shall:

(i) so long as the Issuer is required to file such documents with the Commission, provide to the Trustee and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, with the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of Section 3.02, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) provide to the Trustee, file with the Commission and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, provide to the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of Section 3.02, in accordance with rules and regulations prescribed from time to time by the Commission or the Luxembourg Stock Exchange, respectively, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Trustee (and the Trustee shall transmit by mail to all Bondholders described in TIA Section 313(c)) and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, to the listing agent of the Issuer in Luxembourg appointed pursuant to the second paragraph of Section 3.02, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04. REPORTS BY TRUSTEE. If required by TIA Section 313(a), within 60 days after the end of each fiscal year of the Issuer, commencing with the year after the issuance of the Bonds, the Trustee shall mail to each Holder of the Bonds as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the issuance of the Bonds.

A copy of each report at the time of its mailing to Bondholders shall be filed by the Trustee with the Commission and each stock exchange, if any, on which the Bonds are listed (to the extent required by the rules of such exchange). The Issuer shall notify the Trustee if and when the Bonds are listed on any stock exchange.

SECTION 7.05. PROVISION OF SERVICER REPORTS. Upon the written request of any Bondholder, the PUCT or any Rating Agency to the Trustee addressed to the Corporate Trust Office, the Bond Registrar, or in its absence or failure the Paying Agent, shall provide such requesting party, the Trustee and the Paying Agent or Bond Registrar, as applicable, with a copy of any Semiannual Servicer’s Certificate, Annual Accountant’s Report and any other report of the Servicer referred to in the Servicing Agreement. If any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, the Bond Registrar, or in its absence or failure the Paying Agent, at the written direction of the Issuer shall also arrange for publication in accordance with such rules of a notice that a copy of such Semiannual Servicer’s Certificate, Annual Accountant’s Report or other report shall be available with the Issuer’s listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02. COLLECTION ACCOUNT.

(a) (i) On or prior to the Issuance Date for the Bonds issued hereunder, the Issuer shall open, at the Paying Agent’s Corporate Trust Office, or at another Eligible Institution, one or more segregated non-interest-bearing trust accounts in the Trustee’s name for the deposit of Collections for the Bonds and all other amounts received with respect to the Trust Estate (the “Collection Account”). The Collection Account shall initially be divided into subaccounts, which need not be separate accounts: a general subaccount (the “General Subaccount”), a capital subaccount (the “Capital Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount”) and one or more class subaccounts for any Tranche of the Bonds as specified in the Supplement (each, a “Tranche Subaccount”). On or prior to the Issuance Date for the Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Amount. Unless otherwise provided herein, all amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Unless otherwise provided herein, prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount) shall be allocated to the General Subaccount. Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Section 4.01 or 4.02, the Issuer shall establish defeasance subaccounts (each a “Defeasance Subaccount”) for which funds shall be deposited, as subaccounts of the Collection Account. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of any Collection Account shall be made as set forth in Section 4.03 and Section 8.02(d) and (e). Each Collection Account shall at all times be maintained as an Eligible Securities Account and only the Trustee shall have access to that Collection Account for the purpose of making deposits in and withdrawals from that Collection Account in accordance with this Indenture. Funds in a Collection Account shall not be commingled with any other moneys, including moneys in any other Collection Account. All moneys deposited from time to time in a Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Trustee in that Collection Account as part of the Trust Estate as herein provided.

(ii) The Trustee also agrees that (A) the Collection Account is, or on the date of its creation will be, and shall at all times be maintained by the Trustee as, a “securities account” (within the meaning of Section 8-501 of the New York UCC), (B) the “securities intermediary’s jurisdiction” (within the meaning of Article 8 of the New York UCC) of the Trustee is the State of New York, (C) all cash and other property in each of the Accounts shall be treated by the Trustee as a “financial asset” (as defined in Section 8-102(a)(9) of the New York UCC), (E) the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) shall be the Trustee for the benefit of the Bondholders, (E) any financial asset in registered form or payable to, or to the order of, a Person, and credited to any of the Accounts shall be registered in the name of, payable to the order of, or specially indorsed to, the Trustee or in blank, or credited to another securities account maintained in the name of the Trustee, and in no case will any financial assets credited to any of the Accounts be registered in the name of, payable to or to the order of, or specially indorsed to the Issuer, except to the extent the foregoing have been specially indorsed by the Issuer, to the Trustee or in blank, (F) the Trustee shall not change the entitlement holder, and (G) the Trustee shall at all times act as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) and shall credit to each of the Accounts each financial asset to be held in or credited to each of the Accounts pursuant to this Indenture.

(iii) Each of the Accounts shall remain at all times with a securities intermediary (within the meaning of Section 8-102(a)(14) of the New York UCC or, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) having a combined capital and surplus of at least $50,000,000 and having a long-term debt rating of at least “A2” by Moody’s and at least “AA-” by S&P.

(iv) The Trustee shall have sole dominion and exclusive control over all property in the Collection Account and shall apply such amounts therein as provided in this Section 8.02. The Trustee at the written direction of the Servicer shall also pay from the Collection Account any amounts requested to be paid by or to the Servicer pursuant to the Servicing Agreement.

(v) Collections shall be deposited in the General Subaccount as provided in the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(d) shall be made by the Trustee in accordance with the written instructions provided by the Servicer in the Semiannual Servicer’s Certificate or upon other written notice provided by the Servicer pursuant to the Servicing Agreement, as applicable.

(vi) There are no other agreements entered into between the Trustee and the Issuer with respect to the Accounts, other than this Indenture. In the event of any conflict between this Section 8.02 (or any portion thereof), any other provision of this Indenture or any other agreement now existing or hereafter entered into, the terms of this Section 8.02 shall prevail.

(b) So long as no Default or Event of Default has occurred and is continuing, the Trustee upon written direction of the Servicer will, invest and reinvest all or a portion of the funds in the Collection Account (other than as set forth in Section 8.06) in Eligible Investments; provided, however, that (i) such Eligible Investments shall not mature later than the next Payment Date (except as otherwise provided in the Supplement), (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof, and (iii) no funds in the Defeasance Subaccount for the Bonds shall be invested in Eligible Investments or otherwise, except that U.S. Government Obligations deposited by the Issuer with the Trustee pursuant to Sections 4.01 or 4.02 shall remain as such. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the

Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Servicer shall not direct the Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Issuer shall deliver to the Trustee an Issuer Opinion of Counsel, acceptable to the Trustee, to such effect. Subject to Section 6.01(c), the Trustee shall not in any way be held liable for the selection of Eligible Investments or for investment Losses incurred thereon except for Losses attributable to the Trustee’s failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms. The Trustee shall have no liability in respect of Losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer or Servicer to provide timely and specific written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order.

(c) Any Collections remitted by the Servicer to the Trustee with respect to the Bonds, any Indemnity Amounts remitted to the Trustee by the Seller, the Issuer or the Servicer, any other amount otherwise received by the Trustee or the Issuer, and any other proceeds of the Trust Estate received by the Servicer, the Issuer or the Trustee shall be deposited in the General Subaccount, except that the Trustee shall deposit in the Capital Subaccount the Required Capital Amount. All investment earnings on amounts in the General Subaccount, the Capital Subaccount and the Excess Funds Subaccount will be deposited into the General Subaccount, the Capital Subaccount and the Excess Funds Subaccount, respectively.

(d) On each Payment Date or other date specified in the Supplement, the Paying Agent pursuant to the written direction provided in the Semiannual Servicer’s Certificate shall allocate or apply all amounts on deposit in the General Subaccount of the Collection Account in the following priority unless otherwise set forth in the Supplement (provided, that the Supplement may not modify the Pro Rata payment of amounts described herein as being paid Pro Rata):

(i) fees and expenses (including reasonable legal fees and expenses) and Indemnity Amounts owed to the Trustee for such Payment Date shall be paid to the Trustee; provided that the amount paid during any calendar year pursuant to this clause (i) may not exceed the amount fixed therefor in the Supplement;

(ii) the Servicing Fee, which will be a fixed percentage of the initial principal amount of the Bonds specified in the Servicing Agreement, and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

(iii) the administration fee payable under the Administration Agreement for such Payment Date shall be paid to the Administrator and fees of the Issuer’s independent manager in connection with his acting as manager under the Issuer LLC Agreement shall be paid to such independent manager;

(iv) all ordinary periodic Operating Expenses (such as accounting and audit fees, rating agency fees, legal fees and Servicer expenses under Sections 3.10 and 5.05 or equivalent provisions of the Servicing Agreement) other than those referred to in clauses (i), (ii) and (iii) above shall be paid to the Persons entitled thereto;

(v) an amount equal to the Interest payable on the Bonds on such Payment Date, including any past due Interest;

(vi) an amount equal to any Principal payable as a result of acceleration pursuant to Section 5.02 shall be paid and an amount equal to any Principal payable on the Final Maturity Date for that Tranche (in each case, if there are insufficient funds to make such payments in full, such funds shall be paid on a Pro Rata basis);

(vii) an amount equal to Principal scheduled to be paid on that Tranche of the Bonds on such Payment Date according to the Expected Amortization Schedule shall be allocated to the corresponding Tranche and if there are insufficient funds to make that allocation in full, on a Pro Rata basis;

(viii) all remaining unpaid Operating Expenses and any other amounts due and owing pursuant to the Basic Documents (including all remaining Indemnity Amounts) shall be paid to the Persons entitled thereto without duplication of any other payment from any other source;

(ix) any amount necessary to replenish amounts drawn from the Capital Subaccount shall be allocated to the Capital Subaccount;

(x) so long as no Event of Default has occurred and is continuing and the Servicer is legally required to make a contribution to the Capital Subaccount greater than 0.5% of the initial outstanding principal balance of the Bonds, an amount calculated at 11.075% per annum on the amount contributed to the Capital Subaccount in excess of 0.5% of the initial outstanding principal balance of the Bonds shall be released to the Issuer;

(xi) so long as no Event of Default has occurred and is continuing, the investment earnings relating to the initial contribution of 0.5% of the initial outstanding principal balance of the Bonds into the Capital Subaccount shall be released to the Issuer; and

(xii) the balance, if any, shall be allocated to the Excess Funds Subaccount.

Following repayment of all Bonds, the balance, if any, shall be released to the Issuer free from the Lien of the Indenture. If there is a shortfall in the amounts available in the Collection Account to make interest payments, the Trustee will distribute Interest Pro Rata to each Outstanding Tranche of Bonds based on the amount of Interest payable on each Outstanding Tranche. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Tranches of Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, payments of Principal on any Outstanding Tranche of Bonds shall not be made on any Payment Date until the Principal balance of the preceding Outstanding Tranche of Bonds has been reduced to zero; provided, however, that payments of Principal on an Outstanding Tranche of Bonds may be made on the Payment Date that the Principal balance of the preceding Outstanding Tranche of Bonds has been reduced to zero.

“Pro Rata” means with respect to any Tranche of the Bonds a ratio:

(1) in the case of clause (d)(v) above, the numerator of which is the aggregate amount of Interest payable with respect to such Tranche on such Payment Date and the denominator of which is the sum of the aggregate amounts of Interest payable with respect to all Outstanding Tranches on such Payment Date; and

(2) in the case of all other clauses in (d) above, the numerator of which is the aggregate amount of Principal to be paid or payable pursuant to each such clause with respect to such Tranche on such Payment Date and the denominator of which is the sum of the aggregate amounts of Principal to be paid or payable pursuant to each such clause with respect to all Outstanding Tranches on such Payment Date, unless and to the extent, with respect to either clause (1) or (2) of this definition, the Supplement provides otherwise.

If, on any Payment Date for the Bonds, funds on deposit in the General Subaccount are insufficient to make the payments or transfers contemplated by clauses (i) through (x) above, the Paying Agent shall draw from amounts on deposit in the following subaccounts in the following order up to the amount of such shortfall, in order to make such payments and transfers:

(i) from the Excess Funds Subaccount for allocations and payments contemplated by clauses (i) through (x); and

(ii) from the Capital Subaccount for allocations and payments contemplated by clauses (i) through (viii).

(e) Upon an acceleration of the maturity of the Bonds pursuant to Section 5.02, the aggregate amount of Principal of and Interest accrued on each Bond shall be payable, without priority of interest over principal or of principal over interest and without regard to Tranche.

SECTION 8.03. RELEASE OF TRUST ESTATE.

(a) All money and other property withdrawn from the Collection Account by the Paying Agent for payment to the Issuer as provided in this Indenture in accordance with Section 8.02 hereof shall be deemed released from the Indenture when so withdrawn and applied in accordance with the provisions of Article VIII, without further notice to, or release or consent by, the Trustee.

(b) Other than as provided for in Section 8.03(a), the Trustee or the Paying Agent, as applicable, shall release property from the Lien of this Indenture only as and to the extent permitted by the Basic Documents and only upon receipt of an Issuer Request accompanied by an Issuer Officer’s Certificate, an Issuer Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Issuer Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificate.

(c) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(d) Subject to Section 8.03(b), the Trustee shall, at such time as there are no Bonds Outstanding and all sums due the Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Bonds from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account for the Bonds.

SECTION 8.04. ISSUER OPINION OF COUNSEL. The Trustee shall receive at least five days’ notice when requested by the Issuer to take any action pursuant to Section 8.03, accompanied by copies of any instruments involved, and the Trustee may also require, as a condition to such action, an Issuer Opinion of Counsel, in form and substance satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Indenture; provided, however, that such Issuer Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

SECTION 8.05. REPORTS BY INDEPENDENT ACCOUNTANTS. The Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Supplement. Upon any resignation by such firm, the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 15 days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such firm of Independent certified public accountants and its successor shall be payable by the Issuer.

SECTION 8.06. REP DEPOSIT ACCOUNT. Pursuant to the written direction of the Servicer, the Issuer shall open, at the Trustee’s Corporate Trust Office, or at another Eligible Institution, one or more segregated non-interest-bearing trust accounts in the Trustee’s name (each a “REP Deposit Account”), each such account for the benefit of one Depositing REP with respect to the Bonds. Pursuant to and in accordance with the Financing Order, amounts received from any REP as a security deposit with respect to the Bonds shall be deposited into the applicable REP Deposit Account. The REP Deposit Accounts shall at all times be maintained in an Eligible Securities Account and only the Trustee shall have access to the REP Deposit Accounts for the purpose of making deposits in and withdrawals from the REP Deposit Accounts in accordance with this Indenture, the Servicing Agreement and the Financing Order. Funds in the REP Deposit Accounts shall not be commingled by the Issuer with any other moneys, and shall not be commingled by the Trustee. All or a portion of the funds in the REP Deposit Accounts shall be invested in Eligible Investments and reinvested by the Trustee pursuant to the written direction of the Servicer or the REP making the deposit. All income or other gain from investments of moneys deposited in any REP Deposit Account shall be deposited by the Trustee into such REP Deposit Account, and any loss resulting from such investments shall be charged to such REP Deposit Account. In addition, each Depositing REP shall be responsible for the payment of income taxes with respect to such investments. The Trustee shall not in any way be held liable for the selection of Eligible Investments for the REP Deposit Accounts or for investment losses incurred thereon. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of timely and specific written investment direction from the Servicer and appropriate documents from the applicable REP. The Trustee shall release property from any REP Deposit Account only as and to the extent directed by the Servicer pursuant to the Financing Order and the Servicing Agreement.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS.

(a) Without the consent of the Holders of any Bonds but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, with the consent of the PUCT pursuant to Section 9.07 if such supplemental indenture increases ongoing qualified costs as defined in the Financing Order (which consent shall not be required with regard to the first Supplement), at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(i) to correct or amplify the description of the Trust Estate, or to better assure, convey and confirm unto the Trustee the Trust Estate, or to subject additional property to the Lien of this Indenture;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any applicable successor of the covenants of the Issuer contained herein and in the Bonds;

(iii) to add to the covenants of the Issuer, for the benefit of the Bondholders, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to the Trustee for the benefit of the Holders and the Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any Supplemental Indenture which may be inconsistent with any other provision herein or in any Supplemental Indenture, to make any other provisions with respect to matters or questions arising under this Indenture or in any Supplemental Indenture or to change in any manner or eliminate any provisions of this Indenture; provided, however, that (i) such action shall not, as evidenced by an Issuers’ Opinion of Counsel, adversely affect in any material respect the interests of any Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii) to qualify the Bonds for registration with a Clearing Agency; or

(ix) to satisfy any Rating Agency requirements.

The Trustee is hereby authorized to join in the execution of any such Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Bonds, with the consent of the PUCT pursuant to Section 9.07 if such indenture or supplemental indenture increases ongoing qualified costs as defined in the Financing Order, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that (i) as evidenced by an Issuer’s Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

(c) The Trustee may, but shall not be required to, enter into any indenture supplemental hereto or to consent to or enter into any amendment of the Basic Documents unless it shall have received an Opinion of Counsel, addressed to the Trustee, satisfactory to it, that such supplement or amendment is authorized or permitted by this Article IX.

SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS. The Issuer and the Trustee, when authorized by an Issuer Order, also may, with the consent of the PUCT pursuant to Section 9.07 if the indenture or supplemental indenture increases ongoing qualified costs as defined in the Financing Order, prior notice to the Rating Agencies and the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of the Tranches to be affected, by Act of such Holders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Bond of the Tranches affected thereby:

(i) change the date of payment of any installment of Principal of or premium, if any, or Interest on any Bond of such Tranche, or reduce the principal amount thereof,

the Bond Rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of this Indenture and the Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of Principal of or premium, if any, or Interest on the Bonds of such Tranche, or change the currency in which any Bond or the Interest thereon is payable;

(ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(iii) reduce the percentage of the Outstanding Amount of the Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such Supplemental Indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults hereunder and their consequences provided for in this Indenture or modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Outstanding Amount of the Bonds of such Tranche required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 or to preserve the Trust Estate pursuant to Section 5.05;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

(vi) modify any of the provisions of this Indenture in such manner so as to affect the amount of any payment of Interest, Principal or premium, if any, payable on any Bond of such Tranche on any Payment Date or change the Redemption Dates, Expected Amortization Schedules or Final Maturity Dates or Tranche Final Maturity Dates of any Bonds of such Tranche;

(vii) decrease the Required Capital Amount;

(viii) modify or alter the provisions of this Indenture regarding the voting of the Bonds held by the Issuer, CenterPoint Houston, an Affiliate of either of them or any obligor on the Bonds;

(ix) decrease the percentage of the aggregate principal amount of the Bonds or Tranche required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Bonds necessary to amend any Basic Document; or

(x) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the Lien of this Indenture.

It shall not be necessary for the PUCT or any Act of Bondholders under this Section 9.02 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if the PUCT or such Act of Bondholders shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any Supplemental Indenture pursuant to this Section 9.02, the Trustee shall mail to the PUCT and the Holders of the Bonds to which such amendment or Supplemental Indenture relates a notice setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. If any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer’s listing agent shall arrange for publication in accordance with such rules of a notice that the notice regarding the Supplemental Indenture shall be available with the Issuer’s listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02.

SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by any Supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Issuer Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any Supplemental Indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to each Tranche of the Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.06. REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Issuer or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such Supplemental Indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

SECTION 9.07. PUCT CONSENT. To the extent the consent of the PUCT is required to effect any amendment to, modification of, or supplemental indenture to this Indenture or any provision of this Indenture,

(a) The Issuer may request the consent of the PUCT by delivering to the PUCT’s executive director and general counsel a written request for such consent, which request shall contain:

(i) a reference to Docket No. 37200 and a statement as to the possible effect of the amendment, modification or supplemental indenture on ongoing qualified costs;

(ii) an Officer’s Certificate stating that the proposed amendment, modification or supplemental indenture, as the case may be, has been approved by all parties to this Indenture; and

(iii) a statement identifying the person to whom the PUCT or its staff is to address its consent to the proposed amendment, modification or supplemental indenture or request additional time;

(b) The PUCT shall, within 30 days of receiving the request for consent complying with Section 9.07(a) above, either

(i) provide notice of its consent or lack of consent to the person specified in Section 9.07(a)(iii) above, or

(ii) be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture,

unless, within 30 days of receiving the request for consent complying with Section 9.07(a) above, the PUCT or its staff delivers to the office of the person specified in Section 9.07(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment, modification or supplemental indenture. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent to the person specified in Section 9.07(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment, modification or supplemental indenture on the last day of such extension of time. Any amendment, modification or supplemental indenture requiring the consent of the PUCT shall become effective on the later of (i) the date proposed by the parties to such amendment, modification or supplemental indenture and (ii) the first day after the expiration of the 30-day period provided for in Section 9.07(b)(ii), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

ARTICLE X

REDEMPTION OF BONDS

SECTION 10.01. MANDATORY REDEMPTION BY ISSUER. The Issuer shall redeem all Bonds that have been called for redemption pursuant to this Indenture on the Redemption Date or Dates, if any, in the amounts required, if any, and at the redemption price specified in the Supplement, which in any case shall be not less than the outstanding Principal amount of the Bonds to be redeemed, plus accrued Interest thereon to, but excluding, such Redemption Date. If the Issuer is required to redeem the Bonds pursuant to this Section 10.01, it shall furnish written notice of such requirement to the Trustee not later than 25 days prior to the Redemption Date for such redemption and shall deposit with the Trustee the redemption price of the Bonds to be redeemed plus all other amounts due and payable hereunder whereupon all such Bonds shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Bonds pursuant to this Section 10.01.

SECTION 10.02. FORM OF REDEMPTION NOTICE. Unless otherwise specified in the Supplement relating to the Bonds, notice of redemption under Section 10.01 hereof shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the applicable Redemption Date to each Holder of the Bonds to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder’s address appearing in the Bond Register.

All notices of redemption shall state:

(1) the Redemption Date;

(2) if less than all Outstanding Bonds are to be redeemed, the identification (and in the case of partial redemption of any Bonds, the principal amounts) of the particular Bonds to be redeemed;

(3) the redemption price;

(4) the place where such Bonds are to be surrendered for payment of the redemption price and accrued interest (which shall be the office or agency of the Issuer to be maintained as provided in the first paragraph of Section 3.02 hereof);

(5) the CUSIP number, if applicable; and

(6) the principal amount of the Bonds to be redeemed.

Notice of redemption of the Bonds to be redeemed shall be given by the Trustee in the name and at the expense of the Issuer. For so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer’s listing agent shall arrange that such notice will also be given by publication pursuant to such rules at least ten (10) days prior to the Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

SECTION 10.03. PAYMENT OF REDEMPTION PRICE. If notice of redemption has been duly mailed, or duly waived by the Holders of all Bonds called for redemption, and the redemption moneys have been duly deposited with the Trustee, then the Bonds called for redemption shall be payable on the applicable Redemption Date at the applicable redemption price. No further Interest will accrue on the principal amount of any Bonds called for redemption after the Redemption Date for such redemption if payment of the redemption price thereof has been duly provided for, and the Holder of such Bonds will have no rights with respect thereto, except to receive payment of the redemption price thereof and unpaid Interest accrued to the Redemption Date. Payment of the redemption price together with accrued Interest shall be made by the Trustee to or upon the order of the Holders of the Bonds called for redemption upon surrender of such Bonds, and the Bonds so redeemed shall cease to be of further effect and the Lien of this Indenture shall be released with respect to such Bonds.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS, ETC. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Issuer Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Issuer Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon, in the absence of bad faith, an Opinion of Counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.03. ACTS OF BONDHOLDERS.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

(c) The ownership of the Bonds shall be proved by the Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

SECTION 11.04. NOTICES, ETC., TO TRUSTEE, PAYING AGENT, BOND REGISTRAR, ISSUER, PUCT AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

(a) the Trustee, the Paying Agent or the Bond Registrar by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Trustee, the Paying Agent or the Bond Registrar, as applicable, at its Corporate Trust Office, or

(b) the Issuer by the Trustee, the Paying Agent, the Bond Registrar or any Bondholder shall be sufficient for every purpose hereunder if in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Issuer addressed to: CenterPoint Energy Restoration Bond Company, LLC, 1111 Louisiana Street, Suite 4664B, Houston, Texas 77002, Attention: Manager, or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Bondholders to the Trustee, the Paying Agent and the Bond Registrar.

Notices required to be given to the Rating Agencies by the Issuer, the Trustee, the Paying Agent, the Bond Registrar or a Manager shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to: (i) in the case of Moody’s: Moody’s Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, New York, New York 10007; (ii) in the case of Standard & Poor’s: Standard & Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, 55 Water Street New York, NY 10041, Attention: Structured Credit Surveillance or, in the case of annual statements as to compliance under Section 3.09, via electronic mail to structuredcreditreports@sandp.com; and (iii) in the case of Fitch: Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance or, if the foregoing addresses shall change at their current address.

Notices required to be given to the PUCT shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to Public Utility Commission of Texas, 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention: Executive Director and General Counsel.

SECTION 11.05. NOTICES TO BONDHOLDERS; WAIVER. Where this Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, to each Bondholder affected by such event, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case it shall be impractical to deliver notice in accordance with the first paragraph of this Section 11.05 to the Holders of the Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Bond providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.07. NOTICES TO LUXEMBOURG STOCK EXCHANGE.

(a) For so long as any Bonds are listed on the Luxembourg Stock Exchange and to the extent the rules of such exchange so require, the Issuer shall notify the Luxembourg Stock Exchange and any agent appointed pursuant to the second paragraph of Section 3.02 if any rating assigned to such Bonds is reduced or withdrawn and shall arrange for such notice to be published pursuant to the rules of such exchange.

(b) For so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Trustee shall make available to the Holders of such Bonds and shall deposit in accordance with the written direction of the Issuer on file with the Issuer’s listing agent in Luxembourg appointed pursuant to the second paragraph of Section 3.02 copies of any documents executed in connection with this Indenture reasonably requested by the Issuer’s listing agent and the reports of Independent certified public accountants obtained with respect to the Issuer pursuant to this Indenture.

SECTION 11.08. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

All agreements of the Trustee in this Indenture shall bind its successors.

The Trustee shall provide written notice to the Rating Agencies of any assignment of its obligations under this Agreement.

SECTION 11.11. SEPARABILITY. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.13. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.14. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.15. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.16. ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Member or any Manager, employee or agent of the Issuer or (ii) any stockholder, officer, director, employee or agent of the Trustee (it being understood that none of the Trustee’s obligations are in its individual capacity).

SECTION 11.17. NO PETITION. The Trustee, by entering into this Indenture, and each Holder, by accepting a Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this Section 11.17 shall preclude, or be deemed to estop, such Holder (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a person other than such Holder and is not joined in by such Holder (or any person to which such Holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 11.18. INTERCREDITOR AGREEMENT. The Trustee is hereby authorized, upon receipt of an Issuer Request, to execute and deliver the Intercreditor Agreement provided to it by the Issuer that does not materially and adversely affect any Holder’s rights in and to any Trust Estate, or otherwise hereunder. Such request shall be accompanied by an Officer’s Certificate, upon which the Trustee may rely conclusively with no duty of independent investigation or inquiry, to the effect that the Intercreditor Agreement does not materially and adversely affect any Holder’s rights in and to the Trust Estate or otherwise hereunder. The Intercreditor Agreement shall be binding on the Holders.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective managers or officers thereunto duly authorized, all as of the day and year first above written.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

By:	/s/ Marc Kilbride
Marc Kilbride
Manager

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/ Jenna Kaufman
Jenna Kaufman
Director

By:	/s/ Maria Inoa
Maria Inoa
Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS

hereby agrees to act as Paying Agent, Bond Registrar, authenticating agent and agent under Section 3.02 hereof, all as set forth in this Indenture.

By:	/s/ Jenna Kaufman
Jenna Kaufman
Director

By:	/s/ Maria Inoa
Maria Inoa
Associate

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Trustee Responsibility

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days of receipt, or such other number of days specified in the transaction agreements.	X; “Custodial bank accounts and related bank clearing accounts” apply only to trust accounts.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

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Reg AB Reference	Servicing Criteria	Applicable Trustee Responsibility
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

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Reg AB Reference	Servicing Criteria	Applicable Trustee Responsibility
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X; Amounts based on instructions provided in the Semiannual Servicer’s Certificate

1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X; For the purposes of this criteria, servicer’s investor records are the trustee’s records of the investors

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

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Reg AB Reference	Servicing Criteria	Applicable Trustee Responsibility
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

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Reg AB Reference	Servicing Criteria	Applicable Trustee Responsibility
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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APPENDIX A

MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

“Accounts” means, collectively, the Collection Account (and each sub-account thereof, including, without limitation, the General Subaccount, the Capital Subaccount, the Defeasance Subaccount, the Excess Funds Subaccount and each Tranche Subaccount) and each REP Deposit Account.

“Act” has the meaning specified in Section 11.03 of the Indenture.

“Adjustment Date” has the meaning specified in the Servicing Agreement.

“Administration Agreement” means the Administration Agreement dated as of November 25, 2009, between CenterPoint Houston, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

“Administrator” means CenterPoint Houston as administrator under the Administration Agreement and each successor to or assignee of CenterPoint Houston in the same capacity.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Annual Accountant’s Report” has the meaning assigned to that term in the Servicing Agreement.

“Applicable Law” has the meaning specified in Section 6.15 of the Indenture.

“Authorized Denominations” means, with respect to any Tranche of the Bonds, $1,000 and integral multiples thereof, or such other denominations as may be specified in the Supplement therefor.

“Authorized Officer” means (i) with respect to any Person that is a corporation or a limited liability company, any manager, the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, (ii) with respect to any Person that is a partnership, the President, any Vice President, Treasurer or Secretary (or Assistant Secretary) of a general partner or managing partner of such Person; provided that in respect of the Issuer, Authorized Officer means any Manager or the Member and, with respect to the Member, any officer who is authorized to act for the Member in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Member to the Trustee as of the date hereof (as such list may be modified or supplemented from time to time thereafter).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time.

“Basic Documents” means the Issuer LLC Agreement, the Issuer Certificate of Formation, the Sale Agreement, the Servicing Agreement, the Intercreditor Agreement, the Administration Agreement, the Indenture, the Supplement and any other Supplemental Indentures, the DTC Agreement, the Underwriting Agreement and the Bill of Sale.

“Bill of Sale” means the bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of the System Restoration Property by the Seller to the Issuer.

“Bond” means any of the system restoration bonds issued by the Issuer pursuant to the Indenture and the Supplement.

“Bond Balance” means, as of any date, the aggregate Outstanding Amount of all the Bonds on such date.

“Bond Owner” means, with respect to a Book-Entry Bond, the Person who is the beneficial owner of such Book-Entry Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Bond Rate” means, with respect to each Tranche of the Bonds, the rate at which interest accrues on the principal balance of the Bonds or such Tranche, as specified in the Supplement.

“Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Bond Registrar” means Deutsche Bank Trust Company Americas, in its capacity as keeper of the Bond Register, or any other Person appointed to act in such capacity by the Issuer pursuant to Section 2.05 of the Indenture.

“Book-Entry Security” means a security maintained in the form of entries (including, without limitation, the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

“Book-Entry Bonds” means beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Houston, Texas, or in the City of New York, New York, are required or authorized by law or executive order to remain closed.

“Calculation Date” means, with respect to the Bonds, the date on which the calculations and filings set forth in Annex 1 to the Servicing Agreement will be made each year.

“Capital Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“CenterPoint Houston” means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, or its successors.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collection Account” has the meaning specified in Section 8.02(a) of the Indenture.

“Collections” means amounts collected in respect of System Restoration Charges.

“Commission” means the U.S. Securities and Exchange Commission, and any successor thereof.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of the execution of this Indenture is located at Deutsche Bank Trust Company Americas, Attn: Structured Finance Services, Trust & Securities Services, 60 Wall Street, 26th floor, Mail Stop NYC60 2606, New York, NY 10005, with a copy to Deutsche Bank National Trust Company, Attn: Structured Finance Services, MS 01 0105 25 Deforest Ave, Summit, New Jersey 07901, Ref: CenterPoint Energy Restoration Bond Company, LLC, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will provide to the Bondholders and the Issuer) and for purposes of surrender and presentment at the office of DB Services Tennessee, 648 Grassmere Park Road, Nashville, TN 37211, Attn: Transfer Unit.

“Covenant Defeasance Option” has the meaning specified in Section 4.01(b) of the Indenture.

“Customers” means all existing and future electric customers served at distribution voltage within CenterPoint Houston’s service territory as it existed on August 26, 2009, except for (A) certain categories of existing customers whose load had been lawfully served on or before August 26, 2009 by an on-site power production facility with a rated capacity of greater than 10 megawatts that was either (i) a fully operational facility or (ii) a project supported by substantially complete filings for all necessary site-specific environmental permits under the rules of the Texas Commission on Environmental Quality or (B) customers in a multiple certificated service area who requested to switch providers on or before August 26, 2009 or were not taking service from CenterPoint Houston on, and do not do so after, August 26, 2009.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defeasance Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Definitive Bonds” has the meaning specified in Section 2.11 of the Indenture.

“Depositing REP” means a retail electric provider, as that term is defined in the Public Utility Regulatory Act, who provides the Trustee with a cash deposit pursuant to the Financing Order.

“DTC” means The Depository Trust Company.

“DTC Agreement” means the Letter of Representations among the Issuer, the Bond Registrar and DTC or other applicable Clearing Agency, relating to the Clearing Agency’s rights and obligations (in its capacity as Clearing Agency) with respect to any Book-Entry Bonds, as the same may be amended and supplemented from time to time.

“Eligible Guarantor Institution” means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as “an eligible guarantor institution,” including (as such terms are defined therein):

(a) a bank;

(b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

(c) a credit union;

(d) a national securities exchange, registered securities association or clearing agency; or

(e) a savings association that is a participant in a securities transfer association.

“Eligible Institution” means:

(a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

(b) the trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

(i) has either

(A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of “AA-” by Standard & Poor’s, “A2” by Moody’s and, if Fitch provides a rating thereon, the equivalent of the lower of those two ratings by Fitch or

(B) with respect to any Eligible Investment having a maturity of one month or less, a certificate of deposit rating of “A-1+” by Standard & Poor’s, “P-1” by Moody’s and, if Fitch provides a rating thereon, “F-1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

(ii) whose deposits are insured by the FDIC.

“Eligible Investments” mean Book-Entry Securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence and may include investments for which the trustee and/or its affiliates acts as an investment manager or advisor:

(a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have either (i) a long-term unsecured debt rating from Moody’s, Standard & Poor’s and, if Fitch provides a rating thereon, Fitch of at least “Aa3,” “AA” and “AA,” respectively, or (ii) a certificate of deposit rating from Moody’s and Standard & Poor’s of at least “P-1” and “A-1+,” respectively, and, if Fitch provides a rating thereon, “F-1+” by Fitch;

(c) commercial paper or other short term obligations of any Person organized under the laws of any State (other than CenterPoint Houston or any of its affiliates) whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody’s and Standard & Poor’s shall be at least “P-1” and “A-1+,” respectively and, if Fitch provides a rating thereon, “F-1+” by Fitch;

(d) investments in money market funds having a rating from Moody’s of “Aaa,” Standard & Poor’s of “AAA-m” or “AAA-mg” and, if Fitch provides a rating thereon, Fitch of “AAA” (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(g) repurchase obligations with respect to any security or whole loan entered into with

(i) a depository institution or trust company (acting as principal) described in clause (b) above (any depository institution or trust company being referred to in this definition as a “financial institution”),

(ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of entering into this repurchase obligation, or

(iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; or

(h) any other investment permitted by each of the Rating Agencies;

provided, that (a) any Book-Entry Security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such Book-Entry Security, instrument or security, or the obligor thereon, has a short-term unsecured debt rating of at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F-1+” by Fitch, and (b) any Book-Entry Security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such Book-Entry Security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least “AA-” by S&P or “Aa3” by Moody’s (and, if Fitch provides a rating thereon, “AA-” by Fitch) and a short-term unsecured debt rating of at least “P-1” by Moody’s or the equivalent thereof by S&P (and Fitch, if Fitch provides a rating thereon);

provided, further, that unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

“Eligible Securities Account” means either:

(a) a segregated non-interest-bearing trust account with an Eligible Institution or

(b) a segregated non-interest-bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the unsecured securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Funds Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means with respect to each Tranche of Bonds, the expected schedule for amortization of the principal thereof, as specified in the Supplement.

“Expected Final Payment Date” means with respect to each Tranche of Bonds, the date when all interest and principal is scheduled to be paid for that Tranche in accordance with the Expected Amortization Schedule, as specified in the Supplement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills, and Subpart D (“Additional Provisions”) of 31 C.F.R. part 357, Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

“Final Maturity Date” means, for each Tranche of the Bonds, the date by which all Principal and Interest on that Tranche is required to be paid, as specified in the Supplement.

“Financing Order” means the Financing Order issued by the PUCT on August 26, 2009, in Docket No. 37200.

“Fitch” means Fitch, Inc. or any successor thereto.

“General Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, deliver, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Bondholder” means the Person in whose name a Bond of any Tranche is registered on the Bond Register.

“Indemnity Amounts” means any indemnification obligations payable by the Servicer pursuant to the Servicing Agreement, the Seller pursuant to the Sale Agreement or the Issuer pursuant to Section 6.07 of the Indenture.

“Indenture” means this Indenture dated as of November 25, 2009, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include the forms and terms of the Bonds established thereunder.

“Independent” means, when used with respect to any specified Person, that the Person

(a) is in fact independent of the Issuer, any other obligor upon the Bonds, CenterPoint Houston and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, CenterPoint Houston or any Affiliate of any of the foregoing Persons and

(c) is not connected with the Issuer, any such other obligor, CenterPoint Houston or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Trustee made by an Independent appraiser from a nationally reputable appraisal firm or other expert appointed by an Issuer Order in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Intercreditor Agreement” means the intercreditor agreement that CenterPoint Houston, as Seller, enters into with the Trustee, the Issuer, CenterPoint Energy Transition Bond Company, LLC, CenterPoint Energy Transition Bond Company II, LLC, CenterPoint Energy Transition Bond Company III, LLC, Deutsche Bank Trust Company Americas, a New York banking corporation, as successor in interest to Bankers Trust Co., as trustee under that certain indenture dated as of October 24, 2001, related to the transition bonds issued by CenterPoint Energy Transition Bond Company, LLC, and as Trustee under that certain indenture dated as of February 12, 2008, related to the transition bonds issued by CenterPoint Energy Transition Bond Company III, LLC, Wilmington Trust Company, as trustee under that certain indenture dated as of December 16, 2005, related to the transition bonds issued by CenterPoint Energy Transition Bond Company II, LLC, and other parties.

“Interest” means, for any Payment Date for any Tranche of the Bonds, the sum, without duplication, of:

(a) an amount equal to the amount of interest accrued at the applicable interest rates from the prior Payment Date or, with respect to the first Payment Date, the amount of interest accrued since the Issuance Date, with respect to that Tranche;

(b) any interest not paid when due plus, to the extent permitted by law, any interest accrued on this unpaid interest at the applicable interest rate; and

(c) if the Bonds have been declared due and payable, all accrued and unpaid interest thereon.

“Issuance Date” means the date on which the Bonds are to be originally issued in accordance with Section 2.10 of the Indenture and the Supplement.

“Issuer” means CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company, or any successor thereto pursuant to Section 3.11 of the Indenture.

“Issuer Certificate of Formation” means the Certificate of Formation of the Issuer that was filed with the Delaware Secretary of State on August 6, 2009, as the same may be amended and restated from time to time.

“Issuer LLC Agreement” means the Limited Liability Company Agreement between the Issuer and CenterPoint Houston, as sole Member, effective as of September 28, 2009, as amended and restated on November 25, 2009, as the same may be amended and supplemented from time to time.

“Issuer Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Trustee and the PUCT, and which opinion or opinions shall be addressed to the Trustee, as Trustee, and shall be in a form reasonably satisfactory to the Trustee.

“Issuer Officer’s Certificate” means a certificate on behalf of the Issuer signed by any Authorized Officer of the Issuer and delivered to the Trustee.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

“Legal Defeasance Option” has the meaning specified in Section 4.01(b) of the Indenture.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Losses” means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

“Majority Holders” means the Holders of a majority of the Outstanding Amount of the Bonds.

“Manager” means any manager of the Issuer.

“Member” means CenterPoint Houston, as the sole member of the Issuer, or any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Officer’s Certificate” means, in respect of any Person, an officer’s certificate signed by an Authorized Officer of such Person; provided that unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Bonds, including all amounts owed by the Issuer to the Trustee, the Servicing Fee (but excluding costs and expenses incurred by the Servicer except as specifically set forth in Section 6.08 of the Servicing Agreement), the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement (but excluding any costs and expenses incurred by the Administrator in carrying out its duties under the Administration Agreement other than costs and expenses for services provided by unaffiliated third parties incurred by the Administrator in accordance with Sections 2 and 3 of the Administration Agreement), the fees and expenses payable by the Issuer to the independent manager of the Issuer, legal fees and expenses of the Servicer pursuant to the Servicing Agreement, and legal and accounting fees, costs and expenses of the Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to CenterPoint Houston or the Issuer, which counsel shall be reasonably acceptable to the Trustee, the PUCT, the Issuer or the Rating Agencies and which shall be in form reasonably satisfactory to the Trustee or the PUCT, if applicable.

“Outstanding” or “outstanding” with respect to Bonds means, as of the date of determination, all Bonds theretofore authenticated and delivered under the Indenture except:

(a) Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

(b) Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee; and

(c) Bonds in exchange for or in lieu of other Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Bonds or Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Bonds owned by the Issuer, any other obligor upon the Bonds, CenterPoint Houston or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Bonds or, if the context requires, all Outstanding Bonds or Tranche Outstanding at the date of determination.

“Paying Agent” means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of Principal of or premium, if any, or Interest on the Bonds on behalf of the Issuer.

“Payment Date” means, with respect to each Tranche of the Bonds, each date or dates specified as Payment Dates for such Tranche in the Supplement, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Bond” means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

“Principal” means, with respect to any Payment Date and each Tranche of the Bonds the sum, without duplication, of:

(a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

(b) the amount of principal due on the Final Maturity Date of any Tranche if such Payment Date is the Final Maturity Date;

(c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Bonds; and

(d) any unpaid and previously scheduled payments of principal and overdue payments of principal.

“Pro Rata” has the meaning specified for such term in Section 8.02(d) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Bond Balance” means, as of any date, the anticipated Outstanding Amount of the Bonds after giving effect to payment of the sum of the amounts provided for in the Expected Amortization Schedules for the Bonds to be paid on or before such date.

“Public Utility Regulatory Act” means the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code.

“PUCT” means the Public Utility Commission of Texas or any successor entity thereto.

“Qualified Costs” has the meaning assigned to that term in the System Restoration Amendments and the Financing Order.

“Rating Agency” means any rating agency rating the Bonds of any Tranche at the time of issuance thereof at the request of the Issuer, which initially shall be Moody’s, Fitch and S&P. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee and the Servicer.

“Rating Agency Condition,” with respect to the issuance of the Bonds, has the meaning set forth in Section 2.10(7) of the Indenture and, with respect to any other action, means the notification in writing to each Rating Agency of such action, and confirmation from S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Tranche of the Bonds.

“Record Date” means, with respect to any Payment Date for a Tranche, the date set forth as such in the Supplement therefor.

“Redemption Date” means, with respect to each Tranche of the Bonds, the date for the redemption of the Bonds or Tranche pursuant to Section 10.01 of the Indenture or the Supplement for such Tranche, which in each case shall be a Payment Date.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“REP” means a retail electric provider under the Financing Order.

“REP Deposit Account” has the meaning specified in Section 8.06 of the Indenture.

“Required Capital Amount” means a capital contribution in an amount equal to the amount specified in the Supplement, representing a capital contribution from CenterPoint Houston.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Director, Managing Director, associate, Assistant Vice President, Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retiring Trustee” means a Trustee that resigns or vacates the office of Trustee for any reason.

“Sale Agreement” means the System Restoration Property Sale Agreement dated as of November 25, 2009 between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Provisions” means the System Restoration Amendments and the provisions of Chapter 39 subchapter G of the Public Utility Regulatory Act.

“Seller” means CenterPoint Houston, or its successor, in its capacity as seller of the System Restoration Property to the Issuer pursuant to the Sale Agreement.

“Semiannual Servicer’s Certificate” means the statement prepared by the Servicer and delivered to the Trustee with respect to the Bonds on or prior to each Payment Date therefor, the form of which is attached hereto as Schedule 1.

“Servicer” means CenterPoint Houston and each successor to or assignee of CenterPoint Houston, in its capacity as Servicer under the Servicing Agreement for the Bonds.

“Servicer Default” means the occurrence and continuation of one of the events specified in the Servicing Agreement.

“Servicing Agreement” means the System Restoration Property Servicing Agreement dated as of November 25, 2009 between the Issuer and the Servicer for the System Restoration Property and acknowledged by the Trustee, as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the Bonds in the amount to be specified in the Servicing Agreement.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business, or any successor thereto.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Successor Servicer” means a successor to the Servicer under the Servicing Agreement.

“Supplement” means the Supplemental Indenture that sets forth the terms and provisions of the Bonds.

“Supplemental Indenture” means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

“System Restoration Amendments” means Act of April 16, 2009, 81st Leg., R.S., S.B. 769, § 1 (to be codified at Tex Util. Code Ann. §§ 36.401-.406).

“System Restoration Charge Adjustment Process” means the process by which System Restoration Charges are adjusted pursuant to the Servicing Agreement, the Financing Order and the Public Utility Regulatory Act.

“System Restoration Charges” means the nonbypassable amounts to be charged for the use of electric services, approved by the PUCT in the Financing Order to recover Qualified Costs that may be collected by CenterPoint Houston, its successors, assignees or other collection agents as provided for in the Financing Order.

“System Restoration Property” means the rights and interests of the Seller or its successor under the Financing Order, once those rights are first transferred to the Issuer or pledged in connection with the issuance of the Bonds, including the irrevocable right to impose, collect and receive through System Restoration Charges payable by retail electric customers within the Seller’s certificated service area as it existed on August 26, 2009, an amount sufficient to cover the Qualified Costs of the Seller authorized in the Financing Order, the right to receive System Restoration Charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with the Bonds and all revenues and collections resulting from System Restoration Charges. System Restoration Property is known as “Transition Property” in the Public Utility Regulatory Act.

“Tranche” means any one of the groupings of the Bonds differentiated by amortization, interest rate or sinking fund schedule, as specified in the Supplement.

“Tranche Final Maturity Date” means the Final Maturity Date of a Tranche, as specified in the Supplement.

“Tranche Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Trust Estate” means all property and rights of every type securing all Bonds issued under the Indenture as provided pursuant to Section 2.03 and in the Supplement.

“Trust Indenture Act or TIA” means the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

“Trustee” means Deutsche Bank Trust Company Americas, as trustee, or its successor or any successor Trustee under the Indenture.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” means the underwriters who purchase Bonds or Tranche from the Issuer and sell such Bonds in a public offering.

“Underwriting Agreement” means the underwriting agreement dated November 18, 2009 entered into by the Issuer, CenterPoint Houston and the underwriters parties thereto in connection with the issuance of the Bonds in accordance with the Financing Order.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer’s option.